To:
Banc of America Funding Corporation 2007-6 Supplemental Interest Trust, by Citibank, N.A., not in its individual capacity, but solely as Supplemental Interest Trust Trustee
388 Greenwich Street, 14th Floor
New York, NY  10013

Attn:	Structured Finance Agency Trust - Banc of America Funding Corporation 2007-6
Telephone:	212 816 5693
Fax:	212 816 5527

cc:	Jonathan Hartwig
Telephone:	704 683 4650
Fax:	704 719 5165

From:	Bank of America, N.A. 233 South Wacker Drive - Suite 2800 Chicago, Illinois 60606 U.S.A.
Department:	Swaps Operations
Telephone:	(+1) 312 234 2732
Fax:	(+1) 866 255 1444

Date:	31 July 2007

Our Reference No:	3512922 / 3512933
Reference Name:	Akshay Das
Internal Tracking No:	3512922 / 3512933

   Dear Sir/Madam,

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between Banc of America Funding Corporation 2007-6 Supplemental Interest Trust and Bank of America, N.A. (each a ''party'' and together ''the parties'') on the Trade Date specified below (the ''Transaction''). This letter agreement constitutes a ''Confirmation'' as referred to in the ISDA Master Agreement specified below (the ''Agreement'').

The definitions and provisions contained in the 2006 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc., (the ''Definitions'') are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of July 31, 2007, as amended and supplemented from time to time, between the parties. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

In this Confirmation ''Party A'' means Bank of America, N.A. and ''Party B'' means Banc of America Funding Corporation 2007-6 Supplemental Interest Trust.

General Terms:

The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:	For each Calculation Period, the Notional Amount shall equal the lesser of:

(i)                the Scheduled Notional Amount for such Calculation Period as detailed in the Schedule of Notional Amounts attached hereto
(ii)               the Class Certificate Balance of the Class A-3 Certificates prior to distributions on the Distribution Date (as defined in the Pooling and Servicing Agreement dated July 31, 2007) related to the Calculation Period. The Securities Administrator shall make available each month via its website a statement containing the Class Certificate Balance of the Class A-3 Certificates for such Calculation Period. The Securities Administrator’s internet website shall initially be located at www.sf.citidirect.com and assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at 1-800-422-2066.

Trade Date:	24th July 2007

Effective Date:	25th November 2012

Termination Date:	25th December 2015

Fixed Amounts:

Fixed Rate Payer:	Party B

Fixed Rate Payer Payment Dates:	31 July 2007, subject to adjustment in accordance with the Following Business Day Convention.

Fixed Amount:	USD6

Floating Amounts:

Floating Rate Payer:	Party A

Cap Rate I:	As stated in Schedule attached hereto

Cap Rate II:	10.15000 per cent

Floating Rate Payer Payment Dates:	Early Payments shall be applicable – 2 Business Day prior to each Floating Rate Payer Period End Date.

Floating Rate Payer Period End Dates:	The 25th of each Month, commencing on 25th December 2012 and ending on the Termination Date. No Adjustment.

Floating Amount:
The product of (a) the Notional Amount (b) the Floating Rate Day Count Fraction and (c) the Settlement Spread which shall be calculated in accordance with the following formula:

If USD-LIBOR-BBA is greater than the Cap Rate I for the applicable Calculation Period, then Settlement Spread = (USD-LIBOR-BBA – applicable Cap Rate I) provided, however, that if USD-LIBOR-BBA for any Calculation Period is greater than the Cap Rate II then the USD-LIBOR-BBA for such Calculation Period shall be deemed to be the Cap Rate II.

If 1 Month USD-LIBOR-BBA is less than or equal to the Cap Rate I for the applicable Calculation Period, then Settlement Spread = Zero.

Floating Rate for initial Calculation Period:	To be determined

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	1 month

Spread:	None

Floating Rate Day Count Fraction:	Act/360

Reset Dates:	First day of each Calculation Period.

Business Days:	New York

Calculation Agent:	Party A

Recording of Conversations:

Each party to this Transaction acknowledges and agrees to the tape recording of conversations between the parties to this Transaction whether by one or other or both of the parties or their agents, and that any such tape recordings may be submitted in evidence in any Proceedings relating to the Agreement and/or this Transaction.

Account Details:

Party A:	Payments to Bank of America, N.A:

USD Fedwire
Name: Bank of America, N.A. – New York
ABA #: 026009593
Attn: BOFAUS3N
Name: Bank of America, N.A.
City: Charlotte
Acct#: 6550219386
Attn: Rate Derivative Settlements
Attn: BOFAUS6SGDS

Party B:	Citibank, N.A. ABA #: 021000089 Account #: 3617-2242 Ref: BAFC 07-6 Reserve A/C Astra A/C #: 106874

Offices:

The Office of Part A for this Transaction is:	Charlotte - NC, United States Please send reset notices to fax no. (+1) 866 218 8487

The Office of Party B for this Transaction is:	Citibank, N.A., 388 Greenwich Street, 14th Floor New York, NY 10013 ATTN: Structured Finance Agency Trust - BAFC 2007-6

Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by returning via telecopier an executed copy of this Confirmation in its entirety to the attention of Global FX and Derivative Operations (fax no.(+1) 866 255 1444).

Accepted and confirmed as of the date first written:

Yours sincerely,

Bank of America, N.A.

By:           ________________________________________
Name:
Title:

Confirmed as of the date above:

Banc of America Funding Corporation 2007-6 Supplemental Interest Trust, by Citibank, N.A., not in its individual capacity, but solely as Supplemental Interest Trust Trustee

By:           ________________________________________
Name:
Title

Schedule

Calculation Period Scheduled to Commence on:	Notional (USD)	Cap Rate I (per cent)
11/25/2012	11,257,744.00	6.24480
12/25/2012	10,995,445.00	6.24480
1/25/2013	10,739,209.00	6.24480
2/25/2013	10,488,897.00	6.24490
3/25/2013	10,244,373.00	6.24490
4/25/2013	10,005,504.00	6.24500
5/25/2013	9,772,159.00	6.24500
6/25/2013	9,544,211.00	6.24510
7/25/2013	9,321,538.00	6.24510
8/25/2013	9,104,016.00	6.24520
9/25/2013	8,891,528.00	6.24520
10/25/2013	8,683,958.00	6.24530
11/25/2013	8,481,193.00	6.24530
12/25/2013	8,283,122.00	6.24540
1/25/2014	8,089,637.00	6.24540
2/25/2014	7,900,633.00	6.24550
3/25/2014	7,716,006.00	6.24560
4/25/2014	7,535,657.00	6.24560
5/25/2014	7,359,485.00	6.24570
6/25/2014	7,187,396.00	6.24570
7/25/2014	7,019,295.00	6.24580
8/25/2014	6,855,090.00	6.24580
9/25/2014	6,694,692.00	6.24590
10/25/2014	6,538,013.00	6.24590
11/25/2014	6,384,967.00	6.24600
12/25/2014	6,235,471.00	6.24600
1/25/2015	6,089,443.00	6.24610
2/25/2015	5,946,802.00	6.24610
3/25/2015	5,807,471.00	6.24620
4/25/2015	5,671,374.00	6.24620
5/25/2015	5,538,436.00	6.24630
6/25/2015	5,408,584.00	6.24630
7/25/2015	5,281,746.00	6.24640
8/25/2015	5,157,855.00	6.24650
9/25/2015	5,036,841.00	6.24650
10/25/2015	4,918,638.00	6.24660
11/25/2015	4,803,182.00	6.24660

Our Reference Number:     3512922 / 3512933
Internal Tracking No:         3512922 / 3512933

(Multicurrency—Cross Border)

ISDA®
International Swap Dealers Association. Inc.
MASTER AGREEMENT
dated as of	July 31, 2007

Bank of America, N.A.	and	BANC OF AMERICA FUNDING CORPORATION 2007-6 SUPPLEMENTAL INTEREST TRUST, BY CITIBANK, N.A., NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS SUPPLEMENTAL INTEREST TRUST TRUSTEE

have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:—
1.           Interpretation
(a)           Definitions.  The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b)           Inconsistency.  In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail.  In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c)           Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.

2.         Obligations

(a)           General Conditions.

 (i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

(ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

(iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

Copyright ©1992 by International Swap Dealers Association, Inc.

                                                 ISDA ® 1992

2

(b)           Change of Account.  Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c)           Netting.  If on any date amounts would otherwise be payable:—

(i)	in the same currency; and

(ii)	in respect of the same Transaction,

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction.  The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date).  This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d)           Deduction or Withholding for Tax.

(i) Gross-Up.                      All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect.  If a party is so required to deduct or withhold, then that party (“X”) will:—

(1)	promptly notify the other party (“Y”) of such requirement;

(2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

(3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

(4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required.  However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:—

(A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

(B) the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

                                                 ISDA ® 1992

3

(ii) Liability.  If:—

(1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

(2) X does not so deduct or withhold; and

(3) a liability resulting from such Tax is assessed directly against X,

then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e)           Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate.  Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.  If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.        Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:—

(a)           Basic Representations.

(i)   Status.  It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

(ii)   Powers.  It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

(iii)  No Violation or Conflict.  Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(iv)  Consents.  All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(v)  Obligations Binding.  Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

                                                 ISDA ® 1992

4

(b)           Absence of Certain Events.  No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c)           Absence of Litigation.  There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d)           Accuracy of Specified Information.  All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e)           Payer Tax Representation.  Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f)           Payee Tax Representations.  Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4.           Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:—

(a)           Furnish Specified Information.  It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:—

(i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

(ii) any other documents specified in the Schedule or any Confirmation; and

(iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b)  Maintain Authorisations.  It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c)  Comply with Laws.  It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d)  Tax Agreement.  It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e)  Payment of Stamp Tax.  Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated,

                                                 ISDA ® 1992

5

organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located (“Stamp Tax Jurisdiction”) and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party’s execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.	Events of Default and Termination Events

(a)   Events of Default.  The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an “Event of Default”) with respect to such party:—

(i) Failure to Pay or Deliver.  Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

(ii) Breach of Agreement.  Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

(iii) Credit Support Default.

(1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

(2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

(3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

(iv) Misrepresentation.  A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

(v) Default under Specified Transaction.  The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

(vi) Cross Default.  If “Cross Default” is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however

                                                 ISDA ® 1992

6

described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

(vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:—

(1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

(viii) Merger Without Assumption.  The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:—

(1)  the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

(2)  the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b)           Termination Events.  The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event

                                                 ISDA ® 1992

7

Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:—

(i)           Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):—

(1)  to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

(2)  to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

(ii)  Tax Event.  Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law,  the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

(iii)  Tax Event Upon Merger.  The party (the “Burdened Party”) on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

(iv)  Credit Event Upon Merger.  If “Credit Event Upon Merger” is specified in the Schedule as applying to the party, such party (“X”), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

(v)  Additional Termination Event.  If any “Additional Termination Event” is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c)           Event of Default and Illegality.  If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

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6.           Early Termination

(a)           Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the “Defaulting Party”) has occurred and is then continuing, the other party (the “Non-defaulting Party”) may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions.  If, however, “Automatic Early Termination” is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(l), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b)           Right to Terminate Following Termination Event.

(i)  Notice.  If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

(ii)  Transfer to Avoid Termination Event.  If either an Illegality under Section 5(b)(i)(l) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after notice is given under Section 6(b)(i).

Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

(iii)  Two Affected Parties.  If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

(iv) Right to Terminate. If:—

(1)  a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

(2)  an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party,

either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then

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continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c)           Effect of Designation.

(i)  If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

(ii)  Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d)           Calculations.

(i) Statement.  On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid.  In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

(ii)  Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e)           Payments on Early Termination.  If an Early Termination Date occurs. the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either “Market Quotation” or “Loss”, and a payment method, either the “First Method” or the “Second Method”. If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that “Market Quotation” or the “Second Method”, as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

(i)  Events of Default.  If the Early Termination Date results from an Event of Default:—

(1)  First Method and Market Quotation.  If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts  owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

(2)  First Method and Loss.  If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

(3)  Second Method and Market Quotation.  If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the

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Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(ii)           Termination Events.  If the Early Termination Date results from a Termination Event:—

(1)  One Affected Party.  If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

(2)  Two Affected Parties. If there are two Affected Parties:—

(A)  if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of  the party with the higher Settlement Amount (“X”) and the Settlement Amount of the party with the lower Settlement Amount (“Y”) and (b) the Termination Currency Equivalent of the Unpaid Amounts owing  to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

(B)  if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss (“X”) and the Loss of the party with the lower Loss (“Y”).

If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

(iii)  Adjustment for Bankruptcy.  In circumstances where an Early Termination Date occurs because “Automatic Early Termination” applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

(iv)   Pre-Estimate.  The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to  recover any additional damages as a consequence of such losses.

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7.           Transfer

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:—

(a)           a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b)           a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).
Any purported transfer that is not in compliance with this Section will be void.

8.           Contractual Currency

(a)           Payment in the Contractual Currency.  Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the “Contractual Currency”). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into this Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b)           Judgments.  To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term “rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c)           Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d)           Evidence of Loss.  For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

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9.           Miscellaneous

(a)           Entire Agreement.  This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b)           Amendments.  No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c)           Survival of Obligations.  Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d)           Remedies Cumulative.  Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e)           Counterparts and Confirmations.

(i)  This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(ii)  The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f)           No Waiver of Rights.  A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g)           Headings.  The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10.           Offices; Multibranch Parties

(a)           If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b)           Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c)           If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11.           Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document

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to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12.           Notices

(a)           Effectiveness.  Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:—

(i)  if in writing and delivered in person or by courier, on the date it is delivered;

(ii)  if sent by telex, on the date the recipient's answerback is received;

(iii)  if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

(iv)  if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

(v)  if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b)           Change of Addresses.  Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13.           Governing Law and Jurisdiction

(a)           Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b)           Jurisdiction.  With respect to any suit, action or proceedings relating to this Agreement (“Proceedings”), each party irrevocably:—

(i)  submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

(ii)  waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c)           Service of Process.  Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings.  If for any

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reason any party's Process Agent is unable to act as such,  such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d)           Waiver of Immunities.  Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14.           Definitions

As used in this Agreement:—

“Additional Termination Event” has the meaning specified in Section 5(b).

“Affected Party” has the meaning specified in Section 5(b).

“Affected Transactions” means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

“Affiliate” means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.

“Applicable Rate” means:—

(a)           in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b)           in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c)           in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d)           in all other cases, the Termination Rate.

“Burdened Party” has the meaning specified in Section 5(b).

“Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

“consent” includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

“Credit Event Upon Merger” has the meaning specified in Section 5(b).

“Credit Support Document” means any agreement or instrument that is specified as such in this Agreement.

“Credit Support Provider” has the meaning specified in the Schedule.

“Default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

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“Defaulting Party” has the meaning specified in Section 6(a).

“Early Termination Date” means the date determined in accordance with Section 6(a) or 6(b)(iv).

“Event of Default” has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

“Illegality” has the meaning specified in Section 5(b).

“Indemnifiable Tax” means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

“law” includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and “lawful” and “unlawful” will be construed accordingly.

“Local Business Day” means, subject to the Schedule, a day on which commercial banks are open for  business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

“Loss” means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the  relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

“Market Quotation” means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have

                                                 ISDA ® 1992

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been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date.  The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values.  If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations.  For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded.  If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

“Non-default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

“Non-defaulting Party” has the meaning specified in Section 6(a).

“Office” means a branch or office of a party, which may be such party's head or home office.

“Potential Event of Default” means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Reference Market-makers” means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

“Relevant Jurisdiction” means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

“Scheduled Payment Date” means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

“Set-off” means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

“Settlement Amount” means, with respect to a party and any Early Termination Date, the sum of:—

(a)           the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b)           such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

“Specified Entity” has the meaning specified in the Schedule.

                                                 ISDA ® 1992

17

“Specified Indebtedness” means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

“Specified Transaction” means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

“Stamp Tax” means any stamp, registration, documentation or similar tax.

“Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

“Tax Event” has the meaning specified in Section 5(b).

“Tax Event Upon Merger” has the meaning specified in Section 5(b).

“Terminated Transactions” means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if “Automatic Early Termination” applies, immediately before that Early Termination Date).

“Termination Currency” has the meaning specified in the Schedule.

“Termination Currency Equivalent” means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the “Other Currency”), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date.  The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

“Termination Event” means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

“Termination Rate” means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

“Unpaid Amounts” owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market

                                                 ISDA ® 1992

18

value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate.  Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed.  The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

BANK OF AMERICA, N.A.	BANC OF AMERICA FUNDING CORPORATION 2007-6 SUPPLEMENTAL INTEREST TRUST, BY CITIBANK, N.A., NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS SUPPLEMENTAL INTEREST TRUST TRUSTEE
(Name of Party)	(Name of Party)

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

                                                 ISDA ® 1992

19

SCHEDULE

to the

MASTER AGREEMENT

(Multicurrency-Cross Border)

dated as of July 31, 2007

between

BANK OF AMERICA, N.A.

a national banking association organized

under the laws of the United States

(“Party A”)

and

BANC OF AMERICA FUNDING CORPORATION 2007-6

SUPPLEMENTAL INTEREST TRUST,

a common law trust organized under

the laws of the State of New York,

by Citibank, N.A., not in its individual capacity,

but solely as Supplemental Interest Trust Trustee

(“Party B”)

Definitions

The 2006 ISDA Definitions (the “Definitions”) are incorporated into this Agreement and shall form part of this Agreement.  In the event of any inconsistency among or between any of the following documents, the relevant document first listed below shall govern: (i) a Confirmation and any relevant definitions incorporated into such Confirmation; (ii) this Schedule and any relevant definitions incorporated herein; (iii) Sections 1 to 14 of this Agreement; and (iv) the Definitions.

Capitalized terms used herein but not defined in this Agreement or the Definitions shall have the meanings specified in that certain Pooling and Servicing Agreement, dated July 31, 2007, among Banc of America Funding Corporation, as Depositor, Citibank, N.A., as Master Servicer and Securities Administrator, and U.S. Bank National Association, as Trustee (the “Pooling and Servicing Agreement”).

For the avoidance of doubt, references herein to a particular “Section” of this Agreement are references to the corresponding sections of the Master Agreement.

Part 1. Termination Provisions

In this Agreement:

(a) “Specified Entity” means in relation to Party A for the purpose of:

Section 5(a)(v),                                           Not Applicable
Section 5(a)(vi),                                           Not Applicable
Section 5(a)(vii),                                           Not Applicable
Section 5(b)(iv),                                           Not Applicable

in relation to Party B for the purpose of:

Section 5(a)(v),                                           Not Applicable
Section 5(a)(vi),                                           Not Applicable
Section 5(a)(vii),                                           Not Applicable
Section 5(b)(iv),                                           Not Applicable

(b) “Specified Transaction” will have the meaning specified in Section 14 of this Agreement.

(c) Application of Events of Default.  The provisions of Section 5(a) of this Agreement will apply to Party A and Party B as follows:

Section 5(a)	Party A	Party B
(i)“Failure to Pay or Deliver”	Applicable (except as provided below in Part 1(d)(ii)).	Applicable.
(ii)“Breach of Agreement”	Applicable.	Not Applicable.

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(iii)“Credit Support Default”	Applicable (except as provided below in Part 1(d)(ii)).	Applicable (but only to the extent described below in Part 1(d)(i)).
(iv)“Misrepresentation”	Applicable.	Not Applicable.
(v)“Default Under Specified Transaction”	Applicable.	Not Applicable.
(vi)“Cross-Default”	Applicable.	Not Applicable.
(vii)“Bankruptcy”	Applicable.	Applicable (but only to the extent described below in Part 1(f)).
(viii)“Merger Without Assumption”	Applicable.	Applicable.

(d) (i)  Section 5(a)(iii)(1) will apply to Party B in respect of Party B’s obligations under Paragraphs 3(b) and 8(d) of that certain Credit Support Annex, dated as of the date hereof, attached hereto and made a part hereof between Party A and Party B (as from time to time amended, supplemented or replaced, the “Credit Support Annex”).

(ii) Notwithstanding Sections 5(a)(i) and 5(a)(iii), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not be an Event of Default unless (A)(i) a Moody’s Second Trigger Event has occurred and has continued for at least 30 Local Business Days, (ii) Party A has failed to Transfer sufficient Eligible Credit Support to ensure that the Delivery Amount calculated under paragraph (2) of the definition of “Delivery Amount” in Paragraph 13 of the Credit Support Annex is zero (unless, in any such instance, the applicable Delivery Amount is less than the Minimum Transfer Amount) and (iii) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A, or (B)(i) an S&P Substitution Event has occurred and continued for at least 60 calendar days, (ii) Party A has failed to Transfer sufficient Eligible Credit Support to ensure that the Delivery Amount calculated under paragraph (1) of the definition of “Delivery Amount” in Paragraph 13 of the Credit Support Annex is zero (unless, in any such instance, the applicable Delivery Amount is less than the Minimum Transfer Amount), and (iii) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(e) With respect to Section 5(a)(vi):

“Specified Indebtedness” will have the meaning specified in Section 14, provided that Specified Indebtedness shall not include deposits received in the course of a party’s ordinary banking business.

“Threshold Amount” means, with respect to Party A, 3% of the Shareholders’ Equity of the applicable Relevant Entity, provided that if the Relevant Entity is Party A, then “Threshold Amount” means 3% of the Shareholders’ Equity of Bank of America Corporation.

“Shareholders’ Equity” means with respect to an entity, at any time, (1) if the Relevant Entity is a national banking association, the “Total Equity Capital” of the Relevant Entity (as shown in the most recently filed FFIEC Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks (“Call Report”) Schedule RC- Balance Sheet of such entity) or (2) for any other entity, the sum (as shown in the most recent annual audited financial statements of such entity) of (i) its capital stock (including preferred stock) outstanding, taken at par value, (ii) its capital surplus and (iii) its retained earnings, minus (iv) treasury stock, each to be determined in accordance with generally accepted accounting principles.

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(f) With respect to Party B only (and the related Confirmation only), the provisions of Section 5(a)(vii) clauses (2), (7) and (9) will not be applicable as an Event of Default; clause (3) will not apply to Party B to the extent it refers to any assignment, arrangement or composition that is effected by or pursuant to the Pooling and Servicing Agreement; clause (4) will not apply to Party B to the extent that it refers to proceedings or petitions instituted or presented by Party A or any of its Affiliates; clause (6) will not apply to Party B to the extent that it refers to (i) any appointment that is contemplated or effected by the Pooling and Servicing Agreement or (ii) any appointment that Party B has not become subject to; and clause (8) will not apply to Party B to the extent that it applies to Section 5(a)(vii)(2), (3), (4), (6) and (7) except to the extent that such provisions are not disapplied with respect to Party B.

(g) Application of Termination Events.  The provisions of Section 5(b) of this Agreement will apply to Party A and Party B as follows:

Section 5(b)	Party A	Party B
(i)“Illegality”	Applicable.	Applicable.
(ii)“Tax Event”	Applicable.	Applicable.
(iii)“Tax Event Upon Merger”	Applicable.	Applicable.
(iv)“Credit Event Upon Merger”	Not Applicable.	Not Applicable.

(h) Section 5(b)(ii) will apply, provided that the words “(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)” shall be deleted.

(i) Notwithstanding Section 5(b)(iii), Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event Upon Merger in respect of which it is the Affected Party.

(j) Section 6(b)(ii) will apply, provided that the words “or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party,” shall be deleted.

(k) The “Automatic Early Termination” provision of Section 6(a) will not apply to either Party A or to Party B.

(l) Payments on Early Termination.  For the purpose of Section 6(e) of this Agreement:

Market Quotation will apply and the Second Method will apply; provided, however, if an Early Termination Date is designated in respect of (A) an Event of Default with respect to which Party A is a Defaulting Party or (B) an Additional Termination Event with respect to which Party A is the sole Affected Party, notwithstanding Section 6 of this Agreement, the following amendment to the Agreement set forth in paragraphs (i) to (vii) below shall apply:

(i) The definition of “Market Quotation” shall be deleted in its entirety and replaced with the following:

“Market Quotation” means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Eligible Replacement to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for Party B the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties

4

under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date, (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included and (4) made in respect of a Replacement Transaction with terms that are, in all material respects, no less beneficial for Party B than those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions), as determined by Party B.

(ii) The definition of “Settlement Amount” shall be deleted in its entirety and replaced with the following:

“Settlement Amount” means, with respect to any Early Termination Date, an amount (as determined by Party B) equal to the Termination Currency Equivalent of the amount (whether positive or negative) of any Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions that is accepted by Party B so as to become legally binding, provided that:

(A)           If, on or before the Early Termination Date, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations (for the avoidance of doubt, (i) a Market Quotation expressed as a negative number is lower than a Market Quotation expressed as a positive number, and (ii) the lower of two Market Quotations expressed as negative numbers is the one with the larger absolute value); and

(B)           If, on the Early Termination Date, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding on or before the Early Termination Date, and no Market Quotations have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal Party B’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for the relevant Terminated Transaction or group of Terminated Transactions.

(iii) In determining whether or not a Firm Offer satisfies the condition in subparagraph (4) of Market Quotation, Party B shall act in a commercially reasonable manner.

(iv) At any time on or before the Early Termination Date at which two or more Market Quotations remain capable of becoming legally binding upon acceptance, Party B shall be entitled to accept only the lowest of such Market Quotations (for the avoidance of doubt, (i) a Market Quotation expressed as a negative number is lower than a Market Quotation expressed as a positive number, and (ii) the lower of two Market Quotations expressed as negative numbers is the one with the larger absolute value).

5

(v) Party B will be deemed to have discharged its obligations to obtain Market Quotations above if it requests Party A to obtain Market Quotations, where such request is made in writing within two Local Business Days after the day on which the Early Termination Date is designated.

(vi) If Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Early Termination Date.

(vii) If the Settlement Amount is a negative number, Section 6(e)(i)(3) of this Agreement shall be deleted in its entirety and replaced with the following:

“Second Method and Market Quotation.  If Second Method and Market Quotation apply, (1) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (2) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (3) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B; provided that, (i) the amounts payable under (2) and (3) shall be subject to netting in accordance with Section 2(c) of this Agreement and (ii) notwithstanding any other provision of this Agreement, any amount payable by Party A under (3) shall not be netted-off against any amount payable by Party B under (1).”

(m) “Termination Currency” means United States Dollars.

(n) Additional Termination Event will apply.  Each of the following events shall constitute an Additional Termination Event hereunder:

(i) A termination pursuant to Section 10.01 of the Pooling and Servicing Agreement.  For purposes of Section 6 of this Agreement, Party A and Party B shall be Affected Parties.

(ii) Following an S&P Collateralization Event, each Relevant Entity shall fail to take action that satisfies Part 5(j)(A) hereof (provided that the occurrence of any such Additional Termination Event shall have no effect on Party A’s duty to perform its obligations hereunder prior to actual termination of this Agreement), in which event Party A shall be the sole Affected Party.

(iii) Following an S&P Substitution Event, each Relevant Entity shall fail to take action that satisfies Part 5(j)(B) hereof within the time period specified in Part 5(j)(B) (provided that the occurrence of any such Additional Termination Event shall have no effect on Party A’s duty to perform its obligations hereunder prior to actual termination of this Agreement), in which event Party A shall be the sole Affected Party.

(iv) Party A fails to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex (other than any such obligation that applies to Party A solely because an S&P Collateralization Event or an S&P Substitution Event has occurred) and either (x) a Moody’s Second Trigger Event has not occurred or (y) a Moody’s Second Trigger Event has occurred but has been continuing for less than 30 Business Days.  For purposes of Section 6 of this Agreement, Party A shall be the sole Affected Party.

(v) A Moody’s Second Trigger Event has occurred and has been continuing for at least 30 Local Business Days, and (i) at least one Eligible Replacement has made a Firm Offer to

6

be the Transferee under Part 5(i)(ii) below (but only if such Firm Offer then remains capable of becoming legally binding upon acceptance) and/or (ii) at least one Eligible Replacement has made a Firm Offer that would, assuming the occurrence of an Early Termination Date, qualify as a Market Quotation (on the basis that paragraphs (i) and (iii) in Part 1(l) above apply) and which remains capable of becoming legally binding upon acceptance.  For purposes of Section 6 of this Agreement, Party A shall be the sole Affected Party.

(o) Party A shall be responsible for any costs reasonably incurred by Party B in connection with any assignment of this Agreement made by Party A by reason of any S&P Collateralization Event, S&P Substitution Event, Moody’s First Trigger Event or Moody’s Second Trigger Event having occurred.

Part 2. Tax Representations.

(a)   Payer Tax Representations. For the purpose of Section 3(e) of this Agreement, Party A and Party B make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii), or 6(e) of this Agreement) to be made by it to the other party under this Agreement.  In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement; provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)           Payee Tax Representations.  For the purposes of Section 3(f) of this Agreement, Party A and Party B make the following representations:

(A)           The following representation applies to Party A:  Party A is a national banking association organized under the laws of the United States and its United States federal taxpayer identification number is 94-1687665.  Party A is a “U.S. Person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations for United States federal income tax purposes and an “Exempt recipient” (within the meaning of Section 1.6049-4(c)(1)(ii) of United States Treasury Regulations) for United States federal income tax purposes

(B)           The following representation applies to Party B:  Party B is a New York law common trust and it is a “U.S Person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations for United States federal income tax purposes and an “Exempt recipient” (within the meaning of Section 1.6049-4(c)(1)(ii) of United States Treasury Regulations) for United States federal income tax purposes.

Part 3. Agreement to Deliver Documents.

For the purpose of Section 4(a)(i) and (ii) of this Agreement, each Party agrees to deliver the following documents as applicable:

(a)           Tax forms, documents or certificates to be delivered are:

7

Party Required to Deliver Document	Form/Document/Certificate	Date by which to be Delivered
Party A	Internal Revenue Service Form W-9	Upon execution and delivery of this Agreement
Party B	Any document reasonably requested to allow the other party to make payments under this Agreement without deduction or withholding for or on the account of any tax.
(i) Before the first Payment Date under this Agreement, (ii) promptly upon reasonable demand by Party A and (iii) promptly upon learning that any such form previously provided to Party A has become obsolete or incorrect.

(b) Other documents to be delivered are:

Party Required to Deliver Document	Form/Document/Certificate	Date by which to be Delivered	Covered by Section 3(d) Representation
Party A/Party B	Credit Support Document, if any, specified in Part 4 hereof, such Credit Support Document being duly executed if required.	Upon execution and delivery of this Agreement	Yes
Party A	Incumbency certificate or other documents evidencing the authority of the persons executing this Agreement and the related Confirmation on Party A’s behalf	On the Closing Date	Yes
Party B	Monthly statement setting forth the information specified in Section 5.04 of the Pooling and Servicing Agreement	To be made available at www.sf.citidirect.com on each Distribution Date	Yes
Party A/Party B
Each of an (i) opinion of counsel to Party A (which may include in-house counsel), in form and substance reasonably satisfactory to Party B and (ii) opinion of counsel to Party B, in form and substance reasonably satisfactory to Party A
		On the Closing Date	No
Party A/Party B
Certified copies of all corporate, partnership or membership authorizations, as the case may be, and any other documents with respect to the execution, delivery and performance of this Agreement and any Credit Support Document
		Upon execution and delivery of this Agreement	Yes
Party A	FFIEC Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks (“Call Report”) of Bank of America, N.A.	To be made available on http://www2.fdic.gov/Call_TFR_Rpts after the end of each fiscal quarter of Bank of America, N.A.	Yes

8

Part 4. Miscellaneous.

(a)   Addresses for Notices: For the purpose of Section 12(a) of this Agreement:  Address for notices or communications to Party A:

Bank of America, N.A.
Sears Tower
233 South Wacker Drive, Suite 2800
Chicago, Illinois  60606
Attention:  Swap Operations
Telephone No.:  312-234-2732
Facsimile No.:  866-255-1444

with a copy to:

Bank of America, N.A.
100 North Tryon Street, NC1-007-13-01
Charlotte, North Carolina  28255
Attention:  Global Markets Trading Agreements
Facsimile No.:  704-386-4113

Address for notices or communications to Party B (for all purposes):

Banc of America Funding Corporation 2007-6 Supplemental Interest Trust
c/o Citibank, N.A.
388 Greenwich Street, 14th Floor
New York, New York 10013
Attention:   Structured Finance Agency and Trust - BAFC 2007-6
Facsimile:   (212) 816-5527
Telephone:  (212) 816-5693

With a copy to Standard & Poor’s:

Address:                      Standard & Poor’s, A Division of The McGraw-Hill Companies, Inc.
             55 Water Street, 41st Floor
                                     New York, New York 10041

9

Facsimile No.:                 (212) 438-2655
Attention:                      Structured Finance Ratings, Asset-Backed Surveillance Group

(b)      Process Agent.  For the purpose of Section 13(c):

Party A appoints as its Process Agent:                                                                           Not Applicable.

Party B appoints as its Process Agent:                                                                           Not Applicable

(c)          Offices.  The provisions of Section 10(a) will apply to this Agreement.

(d)         Multibranch Party.  For the purpose of Section 10(c) of this Agreement:

    (i) Party A is a Multibranch Party and may act through its Charlotte, North Carolina, Chicago, Illinois, San Francisco, California, New York, New York, Boston, Massachusetts or London, England Office, or such other Office as may be agreed to by the parties in connection with a Transaction.

(ii) Party B is not a Multibranch Party.

(e)       Calculation Agent.  The Calculation Agent is Party A.

(f)       Credit Support Document.  Details of any Credit Support Document:

Each of the following, as amended, extended, supplemented or otherwise modified in writing from time to time, is a “Credit Support Document”:

Party A:  (i) The Credit Support Annex and (ii) any guarantee (including any Eligible Guarantee) of Party A’s obligations hereunder procured by Party A in compliance with this Agreement.

Party B:  The Credit Support Annex.

(g)       Credit Support Provider.

Credit Support Provider means in relation to Party A, the guarantor under any guarantee (including any Eligible Guarantee) of Party A’s obligations hereunder procured by Party A in compliance with this Agreement.

Credit Support Provider means in relation to Party B, Not Applicable.

(h)       Governing Law.  This Agreement and any and all controversies arising out of or in relation to this Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to its conflict of laws doctrine).

(i)       Netting of Payments.  Subject to any particular Confirmation executed in connection with this Agreement, subparagraph (ii) of Section 2(c) of this Agreement shall apply to all Transactions under the Agreement.

(j)       “Affiliate” will have the meaning specified in Section 14 of this Agreement.

Part 5. Other Provisions.

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(a)       Representations.  Section 3(a)(iii) is hereby amended by inserting the words “or investment policies, or guidelines, procedures, or restrictions,” immediately following the word “documents,”.

(b)       Financial Statements.  Section 3(d) is hereby amended by adding in the third line thereof after the word “respect” and before the period:

“or, in the case of financial statements, a fair presentation of the financial condition of the relevant party”

(c)       Additional Representations.  Section 3 is hereby amended by adding the following additional subsections:

“(g)           Eligible Contract Participant.  (a) It is an “eligible contract participant” as defined in the Commodity Exchange Act, as amended by the Commodity Futures Modernization Act of 2000, (b) this Agreement and each Transaction is subject to individual negotiation by each party and (c) neither this Agreement nor any Transaction will be executed or traded on a “trading facility” within the meaning of Section 1a(33) of the Commodity Exchange Act, as amended.

(h)           Line of Business.  It has entered into this Agreement (including each Transaction evidenced hereby) in conjunction with its line of business (including financial intermediation services) or the financing of its business.

(i)           No Agency.  It is entering into this Agreement, any Credit Support Document to which it is a party, each Transaction and any other documentation relating to this Agreement or any Transaction as principal (and not as agent or in any other capacity, fiduciary or otherwise).”

In addition, the parties each represent that:

No Reliance.  Each party represents to the other party (which representation will be deemed to be repeated by each party on each date on which a Transaction is entered into or amended, extended or otherwise modified) that: (1) it is acting for its own account and has made its own independent decisions to enter into this Agreement and any Transaction hereunder and as to whether this Agreement and any Transaction hereunder is appropriate or proper for it based on its own judgment and upon advice from such advisors as it has deemed necessary; (2) it is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Agreement or any Transaction hereunder, it being understood that information and explanations related to the terms and conditions of this Agreement and any Transaction hereunder shall not be considered investment advice or a recommendation to enter into this Agreement or any Transaction hereunder; (3) no communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of any Transaction hereunder; and (4) it is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction; and (5) it is capable of assuming, and assumes, the financial and other risks of that Transaction.

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In addition, Party B represents that:

ERISA.  It: (1) is not, does not constitute part of and is not using as a source of funds for any Transaction any assets of (x) an “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), subject to Title I of ERISA, (y) a “plan” within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the “Tax Code”), subject to Section 4975 of the Tax Code, or (z) a “governmental plan” or a “church plan” as defined in Sections 3(32) and 3(33) of ERISA, respectively, subject to federal, state, local or other laws substantially similar to Title I of ERISA or Section 4975 of the Tax Code (“Similar Laws”) (any such “employee benefit plan” or “plan,” a “Plan”); (2) is not, as to this Agreement and any Credit Support Document (as applicable), a “fiduciary” to a Plan within the meaning of Section 3(21) of ERISA, Section 4975(d)(3) of the Tax Code or similar provisions under Similar Laws; and (3) is not handling, managing or controlling “plan assets” within the meaning of 29 C.F.R. 2510.3-101 (or similar provisions under Similar Laws) with respect to any Transaction.  It is not, and is not controlled by, an “investment company” within the meaning of, and is not required to register as an “investment company” under, the Investment Company Act of 1940, as amended.

(d)          Method of Notice.  Section 12(a)(ii) of this Agreement is deleted in its entirety.

(e)          Set-off.

    (i) All payments under this Agreement shall be made without set-off or counterclaim, except as expressly provided for in Section 2(c), Section 6 (subject to Part 5(e)(ii) below) or Paragraph 8 of the Credit Support Annex.

    (ii) Section 6(e) shall be amended by the deletion of the following sentence: “The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.”

(f)       Consent to Recording.  The parties agree that each party may electronically record all telephonic conversations between marketing and trading personnel in connection with this Agreement.  Each party agrees to obtain any necessary consent of, and give any necessary notice of such recording, to, its relevant personnel.

(g)       Waiver of Jury Trial.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY CREDIT SUPPORT DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(h)       Additional Acknowledgments and Agreements of the Parties.

    (i) No Amendment without Prior Confirmation by Rating Agencies.  Section 9(b) of this Agreement is hereby amended by adding the following immediately before the period at the end thereof:  “, and unless each Rating Agency confirms in writing that such amendment will not cause the reduction, suspension or withdrawal of the then-current rating of the Class A-3 Certificates, unless such amendment clarifies any term or provision, corrects any inconsistency, cures any ambiguity, or corrects any typographical error in this Agreement (in which case written copies of such proposed amendment will be provided to the Rating Agencies prior to the effectiveness of such amendment).”

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(ii) Consent by Party A to Amendments to Certain Documents.  Before any amendment or supplement is made to the Pooling and Servicing Agreement and/or any other Transaction Document that would adversely affect any of Party A’s rights or obligations under this Agreement, the Pooling and Servicing Agreement or such Transaction Document, or impair the ability of Party B to fully perform any of Party B’s obligations under this Agreement, the Pooling and Servicing Agreement or such Transaction Document, Party B shall (x) provide Party A with a copy of the proposed amendment or supplement and shall obtain the written consent of Party A (which consent shall not be unreasonably withheld) to such amendment or supplement prior to its adoption, (y) obtain Rating Agency Confirmation (if otherwise required under the Pooling and Servicing Agreement or other applicable Transaction Document), and (z) if applicable, provide to Party A a copy of each such Rating Agency Confirmation promptly after receipt thereof from the relevant Rating Agency.  For the avoidance of doubt, any Transaction Document may be amended, supplemented or otherwise modified in accordance with the terms thereof without the consent of Party A to cure any typographical error or ambiguity, provided that such actions shall not adversely affect in any respects the interests of Party A.

(i)       Transfers.

    (i) Except as provided in Section 6(b)(ii) and Part 5(i)(ii) below, and except for transfers authorized by Section 7(b), Party A may not transfer (whether by way of security or otherwise) any interest or obligation in or under this Agreement without the prior written consent of Party B.  Party A shall provide prior written notice to each Rating Agency of any transfer made by it pursuant to Section 6(b)(ii) or Section 7(b).

    (ii) Subject to giving prior written notification to Party B and Moody’s and receipt of Rating Agency Confirmation from S&P, Party A may (at its own expense) transfer its rights and obligations with respect to this Agreement to any other entity (a “Transferee”) that is an Eligible Replacement, provided that (A) the Transferee contracts with Party B on terms that (I) are identical to the terms of this Agreement in respect of any obligation (whether absolute or contingent) to make payment or delivery after the effective date of such transfer; and (II) insofar as they do not relate to payment or delivery obligations, are, in all material respects, no less beneficial for Party B than the terms of this Agreement immediately before such transfer and (B) unless such transfer is effected at a time when an S&P Collateralization Event, an S&P Substitution Event or a Moody’s First Trigger Event has occurred and is continuing, Party B has determined that the condition in sub-paragraph (A)(II) above is satisfied.

    (iii) In making any determination for the purpose of sub-paragraph (ii)(B) above, Party B shall act in a commercially reasonable manner.

    (iv) If an entity has made a Firm Offer (which remains capable of becoming legally binding upon acceptance) to be the transferee of a transfer to be made in accordance with (ii) above, Party B shall (at Party A’s expense) at Party A’s written request, take any reasonable steps required to be taken by it to effect such transfer.

    (v) Following a transfer in accordance with Part 5(i)(ii), all references to Party A shall be deemed to be references to the Transferee.

(j)       Downgrades of Party A.

(A)           S&P Collateralization Events.  If an S&P Collateralization Event occurs with respect to each Relevant Entity, Party A shall at its sole expense post Eligible Collateral

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for the benefit of Party B in the amount, at the times and on the terms then applicable under the Credit Support Annex. At any time following an S&P Collateralization Event, if Party A elects, Party A may assign its rights and obligations under all Transactions to an Eligible Replacement in accordance with Part 5(i)(ii) above; provided that (A) no termination payments or other settlement amounts are payable by Party B to either Party A or the Transferee at the time of or as a result of such assignment by Party A and (B) any termination payments or other settlement amounts are to be settled directly between Party A and the Transferee.  Alternatively, Party A may elect to obtain for the benefit of Party B an Eligible Guarantee of all of Party A’s obligations under this Agreement; provided that the guarantor must satisfy the Hedge Counterparty Ratings Requirement.  Upon the successful consummation of any assignment to a Transferee or the delivery of an Eligible Guarantee as contemplated in this Part 5(j)(A), any obligation of Party A to post and maintain collateral under the Credit Support Annex in respect of such S&P Collateralization Event shall terminate and (except to the extent that Party A then remains obligated to post collateral under the Credit Support Annex other than in respect of such S&P Collateralization Event) Party B shall release its security interest in, and return to Party A, any then-posted collateral (it being understood that until such time, if any, as Party A completes the assignment of its rights and obligations hereunder to an Eligible Replacement or procures an Eligible Guarantee of such obligations, Party A shall remain obligated to post Eligible Collateral in respect of such S&P Collateralization Event to the extent, at the times and on the terms required by the Credit Support Annex).

(B)           S&P Substitution Events.  If an S&P Substitution Event occurs with respect to each Relevant Entity, Party A shall at its sole expense (a) not later than the tenth Local Business Day after the occurrence of such S&P Substitution Event, post Eligible Collateral for the benefit of Party B in the amount and on the terms then applicable under the Credit Support Annex, and (b) use commercially reasonable efforts to, within 60 calendar days of the occurrence of such S&P Substitution Event, either (1) assign its rights and obligations under all Transactions to an Eligible Replacement in accordance with Part 5(i)(ii) above, provided that (A) no termination payments or other settlement amounts are payable by Party B to either Party A or the Transferee at the time of or as a result of such assignment by Party A and (B) any termination payments or other settlement amounts are to be settled directly between Party A and the Transferee; or (2) procure an Eligible Guarantee of Party A’s obligations hereunder by a guarantor that satisfies the Hedge Counterparty Ratings Requirement.  Upon the successful consummation of any assignment to a Transferee or the delivery of any Eligible Guarantee as contemplated in this Part 5(j)(B), any obligation of Party A to post and maintain collateral under the Credit Support Annex in respect of such S&P Substitution Event shall terminate and (except to the extent that Party A then remains obligated to post collateral under the Credit Support Annex other than in respect of such S&P Substitution Event) Party B shall release its security interest in, and return to Party A, any then-posted collateral.

(C)           Moody’s Second Trigger Events.  If a Moody’s Second Trigger Event has occurred and is continuing, Party A shall at its own cost use commercially reasonable efforts to, as soon as reasonably practicable, either (x) procure an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement from a guarantor that has the Moody’s Required Hedge Ratings, or (y) effect a transfer of its rights and obligations under this Agreement to an Eligible Replacement in accordance with Part 5(i)(ii) above.

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(k)       USA PATRIOT Act Notice.  Party A hereby notifies Party B that pursuant to the requirements of the USA Patriot Act (Title III of Pub.  L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Party B, which information includes the name and address of Party B and other information that will allow Party A to identify Party B in accordance with the Act.

(l)       Non-Petition.  Party A agrees that it will not, prior to at least one year and one day (or if longer, the applicable preference period then in effect plus one day) following the payment in full of the Certificates issued pursuant to the Pooling and Servicing Agreement and the expiration of all applicable preference periods under the laws of the United States relating to any such payment, acquiesce, petition or otherwise invoke or cause Party B or the Banc of America Funding 2007-6 Trust (the “Issuing Entity”) to invoke the process of any governmental authority for the purpose of commencing or sustaining a case (whether voluntary or involuntary) against Party B or the Issuing Entity under any bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Party B or the Issuing Entity or any substantial part of the property of Party B or the Issuing Entity or ordering the winding-up or liquidation of the affairs of Party B or the Issuing Entity.  Nothing herein shall prevent Party A from participating in any such proceeding once commenced; provided that this provision shall not restrict or prohibit Party A from joining any other person, including, without limitation, the Trustee, or from asserting or exercising its rights, in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings commenced by any Person other than Party A or its affiliates or other analogous proceedings already commenced under applicable laws.  This Part 5(l) shall survive any termination of this Agreement.

(m)       [Reserved].

(n)       Jurisdiction.  Section 13(b) of this Agreement is hereby amended by: (i) deleting the word “non-” in the second line of subparagraph (i) thereof; and (ii) adding the words “except as necessary to pursue enforcement of the judgment of any such court in other jurisdictions” to the last line of subparagraph (i) thereof immediately prior to “; and.”

(o)       Delivery of Confirmations. For each Transaction entered into hereunder, Party A shall promptly send to Party B a Confirmation (which may be via facsimile transmission).  Party B agrees to respond to such Confirmation within two Local Business Days, either confirming agreement thereto or requesting a correction of any error(s) contained therein.  Failure by Party A to send a Confirmation or of Party B to respond within such period shall not affect the validity or enforceability of such Transaction.  Absent manifest error, there shall be a presumption that the terms contained in such Confirmation are the terms of the Transaction.

(p)       Certain Definitions.

“Eligible Guarantee” means an unconditional and irrevocable guarantee that is satisfactory to S&P (as evidenced by receipt of Rating Agency Confirmation from S&P) and is provided by a guarantor as principal debtor rather than surety and is directly enforceable by Party B, where either (A) a law firm has given a legal opinion confirming that none of the guarantor’s payments to Party B under such guarantee will be subject to withholding for Tax and such opinion has been disclosed to Moody’s, (B) such guarantee provides that, in the event that any of such guarantor’s payments to Party B are subject to withholding for Tax, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any withholding tax) will equal the full amount Party B would have received had no such withholding been required, or (C) in the event that any payment under such guarantee is

15

made net of deduction or withholding for Tax, Party A is required, under Section 2(a)(i), to make such additional payment as is necessary to ensure that the net amount actually received by Party B from the guarantor will equal the full amount Party B would have received had no such deduction or withholding been required.

“Eligible Replacement” means an entity that could lawfully perform the obligations owing to Party B under this Agreement (i) that (A) has the Moody’s Required Hedge Ratings and (B) satisfies the Hedge Counterparty Ratings Requirement, or (ii) whose present and future obligations owing to Party B are guaranteed pursuant to an Eligible Guarantee provided by a guarantor that (A) has the Moody’s Required Hedge Ratings and (B) satisfies the Hedge Counterparty Ratings Requirement.

“Financial Institution” means any bank, broker-dealer, insurance company, derivative products company or structured investment vehicle; provided that if any transferee of Party A’s obligations hereunder is an unrated subsidiary of a rated bank, broker-dealer or insurance company, which subsidiary is deemed by S&P (as evidenced by receipt of Rating Agency Confirmation from S&P) to be core or strategically important to the business of such rated bank, broker-dealer or insurance company, then, notwithstanding any provision of this Agreement to the contrary, the group parent of such transferee shall be deemed to be a “Relevant Entity” for purposes of the definitions of “Hedge Counterparty Ratings Requirement,” “S&P Collateralization Event” and “S&P Substitution Event.”

“Firm Offer” means an offer which, when made, was capable of becoming legally binding upon acceptance.

“Hedge Counterparty Ratings Requirement” is satisfied by a Relevant Entity (i) if such entity is not a Financial Institution, it has a short-term rating from S&P of at least “A-1” or, if such entity does not have a short-term rating from S&P, a long-term rating from S&P of at least “A+” or (ii) if such entity is a Financial Institution, it has a short-term rating from S&P of at least “A-2” (or, if such entity does not have a short-term rating from S&P, a long-term rating from S&P of at least “BBB+”)  (it being understood that any Relevant Entity that is a Financial Institution, and whose short-term rating from S&P is “A-2” or, if it does not have a short-term rating from S&P, whose long-term rating from S&P is “BBB+”, “A-” or “A”, shall be deemed to be subject to an S&P Collateralization Event).

“Moody’s First Trigger Event” means, at any time when the Class A-3 Certificates are outstanding and rated by Moody’s but a Moody’s Second Trigger Event has not occurred, that no Relevant Entity satisfies the Moody’s First Trigger Required Ratings.

“Moody’s First Trigger Required Ratings” are satisfied by an entity (x) where such entity is the subject of a Moody’s Short-Term Rating, if such rating is “Prime-1” and its long-term, unsecured and unsubordinated debt obligations are rated “A2” or above by Moody’s, and (y) where such entity is not the subject of a Moody’s Short-Term Rating, if its long-term, unsecured and unsubordinated debt obligations are rated “A1” or above by Moody’s.

“Moody’s Required Hedge Ratings” means the Moody’s First Trigger Required Ratings or the Moody’s Second Trigger Required Ratings.

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“Moody’s Second Trigger Event” means, at any time when the Class A-3 Certificates are outstanding and rated by Moody’s, that no Relevant Entity satisfies the Moody’s Second Trigger Required Ratings.

“Moody’s Second Trigger Required Ratings” are satisfied by the entity (x) where such entity is the subject of a Moody’s Short-Term Rating, if such rating is “Prime-2” or above and its long-term, unsecured and unsubordinated debt obligations are rated “A3” or above by Moody’s, and (y) where such entity is not the subject of a Moody’s Short-Term Rating, if its long-term, unsecured and unsubordinated debt obligations are rated “A3” or above by Moody’s.

“Moody’s Short-Term Rating” means a rating assigned by Moody’s under its short-term rating scale in respect of an entity’s short-term, unsecured and unsubordinated debt obligations.

“Rating Agency Confirmation” means with respect to any specified action or determination, receipt by Party B of written confirmation from each Rating Agency, for so long as the Class A-3 Certificates are outstanding and rated by either Rating Agency, that such specified action or determination will not cause such Rating Agency to reduce or withdraw its rating of the Class A-3 Certificates.

“Relevant Entity” or “Relevant Entities” means Party A and (if applicable) any guarantor under an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement.

An “S&P Collateralization Event” is deemed to occur  with respect to a Relevant Entity if (i) no S&P Substitution Event has occurred with respect to each Relevant Entity, (ii) such Relevant Entity is a Financial Institution, (iii) any of the Class A-3 Certificates are Outstanding and rated by S&P, and (iv) the short-term rating of such Relevant Entity from S&P is below “A-1” or, if such Relevant Entity does not have a short-term rating from S&P, the long-term rating of such Relevant Entity from S&P is below “A+.”

An “S&P Substitution Event” is deemed to occur if, at any time in respect of a Relevant Entity when the Class A-3 Certificates are Outstanding and rated by S&P, the short-term rating of such Relevant Entity from S&P is withdrawn, suspended or downgraded below “A-1” (if such Relevant Entity is not a Financial Institution) or below “A-2” (if such Relevant Entity is a Financial Institution) or, if no such short-term rating exists, if the long-term rating of such Relevant Entity from S&P is withdrawn, suspended or downgraded below “A+” (if such Relevant Entity is not a Financial Institution) or below “BBB+” (if such Relevant Entity is a Financial Institution).

“Transaction Documents” shall mean the Pooling and Servicing Agreement and the Servicing Agreements.

(q)          Safe Harbors.  Each party to this Agreement acknowledges that:

(i)
This Agreement, including any Credit Support Document, is a “master netting agreement” and a “swap agreement” as defined in the U.S. Bankruptcy Code (the “Code”), a “netting contract” as defined in Section 402 of the Federal Deposit Insurance Corporation Improvement Act of 1991, as amended (“FDICIA”) and a

17

“swap agreement” as defined in Section 11(e)(8)(D) of the Federal Deposit Insurance Act, as amended (“FDIA”);

(ii)
Party A is a “master netting agreement participant,” a “financial institution,” a “financial participant” and a “swap participant” as defined in the Code, and a “financial institution” as defined in Section 402 of FDICIA;

(iii)
The rights provided to Party A herein, and in any Credit Support Document, are rights protected by Section 560, Section 561, Sections 362(b)(17) and (27), and Section 362(o) of the Code, Sections 403 through 405 of FDICIA and Section 11(e)(8)(A) of FDIA;

(iv)
All transfers of cash, securities or other property under or in connection with this Agreement, any Credit Support Document or any Transaction hereunder are transfers protected by Sections 546(e), (f), (g) and (j) of the Code, Section 11(e)(8)(C) of FDIA, and Sections 403(f) and 404(h) of FDICIA; and

(v)
All obligations under or in connection with this Agreement, any Credit Support Document or any Transaction hereunder represent obligations in respect of  “termination values”, “payment amounts” or “transfer obligations” within the meaning of the Code and FDIA.

(t)          Tax. Notwithstanding the definition of “Indemnifiable Tax” in Section 14 of this Agreement, in relation to payments by Party A, any Tax shall be an Indemnifiable Tax and, in relation to payments by Party B, no Tax shall be an Indemnifiable Tax.

(u)         Rating Agency Notifications.  Notwithstanding any other provision of this Agreement, this Agreement shall not be amended, no Early Termination Date shall be effectively designated by Party B, and no transfer of any rights or obligations under this Agreement shall be made, unless Moody’s and S&P have been given prior written notice of such amendment, designation or transfer.

              (v)         Severability.  If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties to the Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6, or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with, any such Section) shall be so held to be invalid or unenforceable.

(w)         Limitation of Supplemental Interest Trust Trustee’s Liability.  It is expressly understood and agreed by the parties hereto that insofar as this Agreement or the Confirmation is executed by Citibank, N.A., (i) the same is executed and delivered by it not in its individual capacity but solely as Supplemental Interest Trust Trustee under (and as defined in) the Pooling and Servicing Agreement, in the exercise of the powers and authority conferred upon and vested in it thereunder and pursuant to instructions set forth herein, (ii) each of the representations, undertakings and other agreements herein made on behalf of Party B is made and intended not as a personal representation, undertaking or agreement of Citibank, N.A., but is made and intended solely for the purpose of binding only Party B, and (iii) under no circumstances shall Citibank, N.A., in its individual capacity, be

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personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty, covenant or other agreement made or undertaken by it on behalf of Party B under this Agreement or any Confirmation hereunder. Notwithstanding the foregoing (or anything to the contrary herein), Citibank, N.A. shall be liable for its own fraud, negligence, willful misconduct and/or bad faith.

(x)           Compliance with Regulation AB.   In connection with the Pooling and Servicing Agreement, Party B represents that this Agreement is a derivative instrument as described in Item 1115 of Regulation AB under the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended (“Regulation AB”), and not a credit support contract described in Item 1114 of Regulation AB.

(i) In accordance with Regulation AB, Party A represents that: (i) the name of the derivative counterparty is Bank of America, N.A.; (ii) the organizational form of the derivative counterparty is a national banking association organized under the laws of the United States; and (iii) the general character of the business of the derivative counterparty is to be engaged in a general consumer banking, commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services.

(ii) Party A has been advised that the Depositor and the Issuing Entity are required under Regulation AB to disclose certain financial information regarding Party A depending on the applicable “significance percentage” of this Agreement, as calculated from time to time in accordance with Item 1115 of Regulation AB (as discussed in the Pooling and Servicing Agreement).  Party A has been advised by the Sponsor that the applicable “significance percentage” of this Agreement is less than 10% as of the date of initial issuance of the Certificates, and accordingly, no financial information regarding Party A need be disclosed as of such date in accordance with Item 1115 of Regulation AB.

(iii) If required, Party A shall provide to the Securities Administrator the applicable financial information described under Item 1115(b)(1) or (b)(2), as applicable, of Regulation AB, including agreed upon procedures letters and related consents of certified public accountants with respect thereto (the “Reg AB Information”) within five (5) Local Business Days of receipt of a written request for such Reg AB Information by Party B (the “Response Period”), so long as the Depositor has reasonably determined, in good faith, that such information is required under Regulation AB; provided, however, that if Party A, in good faith, determines that it is unable to provide the Reg AB Information within the Response Period, then, subject to the Rating Agency Condition, Party A shall use reasonable efforts to cause a Reg AB Approved Entity (as defined below) to replace Party A as party to this Agreement in accordance with Part 5(i)(ii) and provide the required Reg AB Information prior to the expiration of the Response Period; and provided, further, that if Party A makes such determination and is not able to cause such a replacement, an Additional Termination Event shall occur, as to which Party A shall be the sole Affected Party.

(iv) “Reg AB Approved Entity” means any Eligible Replacement that has the ability to provide the Reg AB Information.  If Party B requests (in writing) the Reg AB Information from Party A, then Party B shall promptly (and in any event within two (2) Local Business Days of the date of the request for the Reg AB Information) provide Party A with a written explanation of how the significance percentage was calculated.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Schedule by their duly authorized officers as of the date hereof.

BANK OF AMERICA, N.A.	BANC OF AMERICA FUNDING CORPORATION 2007-6 SUPPLEMENTAL INTEREST TRUST, by Citibank, N.A., not in its individual capacity, but solely as Supplemental Interest Trust Trustee
______________________________	______________________________
Name:	Name:
Title:	Title:

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(Unilateral Form)                                                                (ISDA Agreements Subject to New York Law Only)

ISDA®
International Swaps and Derivatives Association, Inc.

CREDIT SUPPORT ANNEX

to the Schedule to the

MASTER AGREEMENT

dated as of	July 31, 2007

between

BANK OF AMERICA, N.A.	and	BANC OF AMERICA FUNDING CORPORATION 2007-6 SUPPLEMENTAL INTEREST TRUST, BY CITIBANK, N.A., NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS SUPPLEMENTAL INTEREST TRUST TRUSTEE
(“Party A”)		(“Party B”)

This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.

Accordingly, the parties agree as follows:

Paragraph 1.  Interpretation

(a)
Definitions and Inconsistency.  Capitalized terms not otherwise defined herein or elsewhere in this Agreement have the meanings specified pursuant to Paragraph 12, and all references in this Annex to Paragraphs are to Paragraphs of this Annex.  In the event of any inconsistency between this Annex and the other provisions of this Schedule, this Annex will prevail, and in the event of any inconsistency between Paragraph 13 and the other provisions of this Annex, Paragraph 13 will prevail.

(b)
Secured Party and Pledgor.  All references in this Annex to the “Secured Party” will be to either party when acting in that capacity and all corresponding references to the “Pledgor” will be to the other party when acting in that capacity; provided, however, that if Other Posted Support is held by a party to this Annex, all references herein to that party as the Secured Party with respect to that Other Posted Support will be to that party as the beneficiary thereof and will not subject that support or that party as the beneficiary thereof to provisions of law generally relating to security interests and secured parties.

Paragraph 2.  Security Interest

Each party, as the Pledgor, hereby pledges to the other party, as the Secured Party, as security for its Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral Transferred to or received by the Secured Party hereunder.  Upon the Transfer by the Secured Party to the Pledgor of Posted Collateral, the security interest and lien granted hereunder on that Posted Collateral will be released immediately and, to the extent possible, without any further action by either party.

Paragraph 3.  Credit Support Obligations

(a)
Delivery Amount.  Subject to Paragraphs 4 and 5, upon a demand made by the Secured Party on or promptly following a Valuation Date, if the Delivery Amount for that Valuation Date equals or exceeds the Pledgor’s Minimum Transfer Amount, then the Pledgor will Transfer to the Secured Party Eligible Credit Support having a Value as of the date of Transfer at least equal to the applicable Delivery Amount (rounded pursuant to Paragraph 13).  Unless otherwise specified in Paragraph 13, the “Delivery Amount” applicable to the Pledgor for any Valuation Date will equal the amount by which:

(i)           the Credit Support Amount

exceeds

(ii)	the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.

(b)
Return Amount.  Subject to Paragraphs 4 and 5, upon a demand made by the Pledgor on or promptly following a Valuation Date, if the Return Amount for that Valuation Date equals or exceeds the Secured Party’s Minimum Transfer Amount, then the Secured Party will Transfer to the Pledgor Posted Credit Support specified by the Pledgor in that demand having a Value as of the date of Transfer as close as practicable to the applicable Return Amount (rounded pursuant to Paragraph 13).  Unless otherwise specified in Paragraph 13, the “Return Amount” applicable to the Secured Party for any Valuation Date will equal the amount by which:

(i)           the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party exceeds

(ii)	the Credit Support Amount.

“Credit Support Amount” means, unless otherwise specified in Paragraph 13, for any Valuation Date (i) the Secured Party’s Exposure for that Valuation Date plus (ii) the aggregate of all Independent Amounts applicable to the Pledgor, if any, minus (iii) all Independent Amounts applicable to the Secured Party, if any, minus (iv) the Pledgor’s Threshold; provided, however, that the Credit Support Amount will be deemed to be zero whenever the calculation of Credit Support Amount yields a number less than zero.

Paragraph 4.  Conditions Precedent, Transfer Timing, Calculations and Substitutions

(a)	Conditions Precedent. Each Transfer obligation of the Pledgor under Paragraphs 3 and 5 and of the Secured Party under Paragraphs 3, 4(d)(ii), 5 and 6(d) is subject to the conditions precedent that:

(i)	no Event of Default, Potential Event of Default or Specified Condition has occurred and is continuing with respect to the other party; and

(ii)
no Early Termination Date for which any unsatisfied payment obligations exist has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the other party.

(b)
Transfer Timing.  Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the next Local Business Day; if a demand is made after the Notification Time, then the relevant Transfer will be made not later than the close of business on the second Local Business Day thereafter.

(c)
Calculations.  All calculations of Value and Exposure for purposes of Paragraphs 3 and 6(d) will be made by the Valuation Agent as of the Valuation Time.  The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the Local Business Day following the applicable Valuation Date (or in the case of Paragraph 6(d), following the date of calculation).

(d)           Substitutions.

(i)
Unless otherwise specified in Paragraph 13, upon notice to the Secured Party specifying the items of Posted Credit Support to be exchanged, the Pledgor may, on any Local Business Day, Transfer to the Secured Party substitute Eligible Credit Support (the “Substitute Credit Support”); and

(ii)
subject to Paragraph 4(a), the Secured Party will Transfer to the Pledgor the items of Posted Credit Support specified by the Pledgor in its notice not later than the Local Business Day following the date on which the Secured Party receives the Substitute Credit Support, unless otherwise specified in Paragraph 13 (the “Substitution Date”); provided that the Secured Party only will be obligated to Transfer Posted Credit Support with a Value as of the date of Transfer of that Posted Credit Support equal to the Value as of that date of the Substitute Credit Support.

Paragraph 5.  Dispute Resolution

If a party (a “Disputing Party”) disputes (I) the Valuation Agent’s calculation of a Delivery Amount or a Return Amount or (II) the Value of any Transfer of Eligible Credit Support or Posted Credit Support, then (1) the Disputing Party will notify the other party and the Valuation Agent and the other party (if the Valuation Agent is not the other party) not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (2) subject to Paragraph 4(a), the appropriate party will Transfer the undisputed amount to the other party not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (3) the parties will consult with each other in an attempt to resolve the dispute and (4) if they fail to resolve the dispute by the Resolution Time, then:

(i)
In the case of a dispute involving a Delivery Amount or Return Amount, unless otherwise specified in Paragraph 13, the Valuation Agent will recalculate the Exposure and the Value as of the Recalculation Date by:

(A)	utilizing any calculations of Exposure for the Transactions (or Swap Transactions) that the parties have agreed are not in dispute;

(B)
calculating the Exposure for the Transactions (or Swap Transactions) in dispute by seeking four actual quotations at mid-market from Reference Market-makers for purposes of calculating Market Quotation, and taking the arithmetic average of those obtained; provided that if four quotations are not available for a particular Transaction (or Swap Transaction), then fewer than four quotations may be used for that Transaction (or Swap Transaction); and if no quotations are available for a particular Transaction (or Swap Transaction), then the Valuation Agent’s original calculations will be used for that Transaction (or Swap Transaction); and

(C)	utilizing the procedures specified in Paragraph 13 for calculating the Value, if disputed, of Posted Credit Support.

(ii)
In the case of a dispute involving the Value of any Transfer of Eligible Credit Support or Posted Credit Support, the Valuation Agent will recalculate the Value as of the date of Transfer pursuant to Paragraph 13.

Following a recalculation pursuant to this Paragraph, the Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) not later than the Notification Time on the Local Business Day following the Resolution Time.  The appropriate party will, upon demand following that notice by the Valuation Agent or a resolution pursuant to (3) above and subject to Paragraphs 4(a) and 4(b), make the appropriate Transfer.

Paragraph 6.  Holding and Using Posted Collateral

(a)
Care of Posted Collateral.  Without limiting the Secured Party’s rights under Paragraph 6(c), the Secured Party will exercise reasonable care to assure the safe custody of all Posted Collateral to the extent required by applicable law, and in any event the Secured Party will be deemed to have exercised reasonable care if it exercises at least the same degree of care as it would exercise with respect to its own property.  Except as specified in the preceding sentence, the Secured Party will have no duty with respect to Posted Collateral, including, without limitation, any duty to collect any Distributions, or enforce or preserve any rights pertaining thereto.

(b)           Eligibility to Hold Posted Collateral; Custodians.

(i)
General.  Subject to the satisfaction of any conditions specified in Paragraph 13 for holding Posted Collateral, the Secured Party will be entitled to hold Posted Collateral or to appoint an agent (a “Custodian”) to hold Posted Collateral for the Secured Party.  Upon notice by the Secured Party to the Pledgor of the appointment of a Custodian, the Pledgor’s obligations to make any Transfer will be discharged by making the Transfer to that Custodian.  The holding of Posted Collateral by a Custodian will be deemed to be the holding of that Posted Collateral by the Secured Party for which the Custodian is acting.

(ii)
Failure to Satisfy Conditions.  If the Secured Party or its Custodian fails to satisfy any conditions for holding Posted Collateral, then upon a demand made by the Pledgor, the Secured Party will, not later than five Local Business Days after the demand, Transfer or cause its Custodian to Transfer all Posted Collateral held by it to a Custodian that satisfies those conditions or to the Secured Party if it satisfies those conditions.

(iii)	Liability. The Secured Party will be liable for the acts or omissions of its Custodian to the same extent that the Secured Party would be liable hereunder for its own acts or omissions.

(c)
Use of Posted Collateral.  Unless otherwise specified in Paragraph 13 and without limiting the rights and obligations of the parties under Paragraphs 3, 4(d)(ii), 5, 6(d) and 8, if the Secured Party is not a Defaulting Party or an Affected Party with respect to a Specified Condition and no Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then the Secured Party will, notwithstanding Section 9-207 of the New York Uniform Commercial Code, have the right to:

(i)
sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business any Posted Collateral it holds, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor; and

(ii)	register any Posted Collateral in the name of the Secured Party, its Custodian or a nominee for either.

For purposes of the obligation to Transfer Eligible Credit Support or Posted Credit Support pursuant to Paragraphs 3 and 5 and any rights or remedies authorized under this Agreement, the Secured Party will be deemed to continue to hold all Posted Collateral and to receive Distributions made thereon, regardless of whether the Secured Party has exercised any rights with respect to any Posted Collateral pursuant to (i) or (ii) above.

(d)           Distributions and Interest Amount.

(i)
Distributions.  Subject to Paragraph 4(a), if the Secured Party receives or is deemed to receive Distributions on a Local Business Day, it will Transfer to the Pledgor not later than the following Local Business Day any Distributions it receives or is deemed to receive to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose).

(ii)
Interest Amount.  Unless otherwise specified in Paragraph 13 and subject to Paragraph 4(a), in lieu of any interest, dividends or other amounts paid or deemed to have been paid with respect to Posted Collateral in the form of Cash (all of which may be retained by the Secured Party), the Secured Party will Transfer to the Pledgor at the times specified in Paragraph 13 the Interest Amount to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose).  The Interest Amount or portion thereof not Transferred pursuant to this Paragraph will constitute Posted Collateral in the form of Cash and will be subject to the security interest granted under Paragraph 2.

Paragraph 7.  Events of Default

For purposes of Section 5(a)(iii)(1) of this Agreement, an Event of Default will exist with respect to a party if:

(i)
that party fails (or fails to cause its Custodian) to make, when due, any Transfer of Eligible Collateral, Posted Collateral or the Interest Amount, as applicable, required to be made by it and that failure continues for two Local Business Days after notice of that failure is given to that party;

(ii)
that party fails to comply with any restriction or prohibition specified in this Annex with respect to any of the rights specified in Paragraph 6(c) and that failure continues for five Local Business Days after notice of that failure is given to that party; or

(iii)
that party fails to comply with or perform any agreement or obligation other than those specified in Paragraphs 7(i) and 7(ii) and that failure continues for 30 days after notice of that failure is given to that party.

Paragraph 8.  Certain Rights and Remedies

(a)
Secured Party’s Rights and Remedies.  If at any time (1) an Event of Default or Specified Condition with respect to the Pledgor has occurred and is continuing or (2) an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Pledgor, then, unless the Pledgor has paid in full all of its Obligations that are then due, the Secured Party may exercise one or more of the following rights and remedies:

(i)	all rights and remedies available to a secured party under applicable law with respect to Posted Collateral held by the Secured Party;

(ii)	any other rights and remedies available to the Secured Party under the terms of Other Posted Support, if any;

(iii)
the right to Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

(iv)
the right to liquidate any Posted Collateral held by the Secured Party through one or more public or private sales or other dispositions with such notice, if any, as may be required under applicable law, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor (with the Secured Party having the right to purchase any or all of the Posted Collateral to be sold) and to apply the proceeds (or the Cash equivalent thereof) from the liquidation of the Posted Collateral to any amounts payable by the Pledgor with respect to any Obligations in that order as the Secured Party may elect.

Each party acknowledges and agrees that Posted Collateral in the form of securities may decline speedily in value and is of a type customarily sold on a recognized market, and, accordingly, the Pledgor is not entitled to prior notice of any sale of that Posted Collateral by the Secured Party, except any notice that is required under applicable law and cannot be waived.

(b)
Pledgor’s Rights and Remedies.  If at any time an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then (except in the case of an Early Termination Date relating to less than all Transactions (or Swap Transactions) where the Secured Party has paid in full all of its obligations that are then due under Section 6(e) of this Agreement):

(i)	the Pledgor may exercise all rights and remedies available to a pledgor under applicable law with respect to Posted Collateral held by the Secured Party;

(ii)	the Pledgor may exercise any other rights and remedies available to the Pledgor under the terms of Other Posted Support, if any;

(iii)	the Secured Party will be obligated immediately to Transfer all Posted Collateral and the Interest Amount to the Pledgor; and

(iv)	to the extent that Posted Collateral or the Interest Amount is not so Transferred pursuant to (iii) above, the Pledgor may:

(A)
Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

(B)
to the extent that the Pledgor does not Set-off under (iv)(A) above, withhold payment of any remaining amounts payable by the Pledgor with respect to any Obligations, up to the Value of any remaining Posted Collateral held by the Secured Party, until that Posted Collateral is Transferred to the Pledgor.

(c)
Deficiencies and Excess Proceeds.  The Secured Party will Transfer to the Pledgor any proceeds and Posted Credit Support remaining after liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b) after satisfaction in full of all amounts payable by the Pledgor with respect to any Obligations; the Pledgor in all events will remain liable for any amounts remaining unpaid after any liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b).

(d)
Final Returns.  When no amounts are or thereafter may become payable by the Pledgor with respect to any Obligations (except for any potential liability under Section 2(d) of this Agreement), the Secured Party will Transfer to the Pledgor all Posted Credit Support and the Interest Amount, if any.

Paragraph 9.  Representations

Each party represents to the other party (which representations will be deemed to be repeated as of each date on which it, as the Pledgor, Transfers Eligible Collateral) that:

(i)
it has the power to grant a security interest in and lien on any Eligible Collateral it Transfers as the Pledgor and has taken all necessary actions to authorize the granting of that security interest and lien;

(ii)
it is the sole owner of or otherwise has the right to Transfer all Eligible Collateral it transfers to the Secured Party hereunder, free and clear of any security interest, lien, encumbrance or other restrictions other than the security interest and lien granted under Paragraph 2;

(iii)
upon the Transfer of any Eligible Collateral to the Secured Party under the terms of this Annex, the Secured Party will have a valid and perfected first priority security interest therein (assuming that any central clearing corporation or any third-party financial intermediary or other entity not within the control of the Pledgor involved in the Transfer of that Eligible Collateral gives the notices and takes the action required of it under applicable law for perfection of that interest); and

(iv)
the performance by it of its obligations under this Annex will not result in the creation of any security interest, lien or other encumbrance on any Posted Collateral other than the security interest and lien granted under Paragraph 2.

Paragraph 10.  Expenses

(a)
General.  Except as otherwise provided in Paragraphs 10(b) and 10(c), each party will pay its own costs and expenses in connection with performing its obligations under this Annex and neither party will be liable for any costs and expenses incurred by the other party in connection herewith.

(b)
Posted Credit Support.  The Pledgor will promptly pay when due all taxes, assessments or charges of any nature that are imposed with respect to Posted Credit Support held by the Secured Party upon becoming aware of the same, regardless of whether any portion of that Posted Credit Support is subsequently disposed of under Paragraph 6(c), except for those taxes, assessments and charges that result from the exercise of the Secured Party’s rights under Paragraph 6(c).

(c)
Liquidation/Application of Posted Credit Support.  All reasonable costs and expenses incurred by or on behalf of the Secured Party or the Pledgor in connection with the liquidation and/or application of any Posted Credit Support under Paragraph 8 will be payable, on demand and pursuant to the Expenses Section of this Agreement, by the Defaulting Party or, if there is no Defaulting Party, equally by the parties.

Paragraph 11.  Miscellaneous

(a)
Default Interest.  A Secured Party that fails to make, when due, any Transfer of Posted Collateral or the Interest Amount will be obligated to pay the Pledgor (to the extent permitted under applicable law) an amount equal to interest at the Default Rate multiplied by the Value of the items of property that were required to be Transferred, from (and including) the date that Posted Collateral or Interest Amount was required to be Transferred to (but excluding) the date of Transfer of that Posted Collateral or Interest Amount.  This interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(b)
Further Assurances.  Promptly following a demand made by a party, the other party will execute, deliver, file and record any financing statement, specific assignment or other document and take any other action that may be necessary or desirable and reasonably requested by that party to create, preserve, perfect or validate any security interest or lien granted under Paragraph 2, to enable that party to exercise or enforce its rights under this Annex with respect to Posted Credit Support or an Interest Amount or to effect or document a release of a security interest on Posted Collateral or an Interest Amount.

(c)	Further Protection. The Pledgor will promptly give notice to the Secured Party of, and defend against, any suit, action, proceeding or lien that involves Posted Credit Support Transferred by the

Pledgor or that could adversely affect the security interest and lien granted by it under Paragraph 2, unless that suit, action, proceeding or lien results from the exercise of the Secured Party’s rights under Paragraph 6(c).

(d)
Good Faith and Commercially Reasonable Manner.  Performance of all obligations under this Annex including, but not limited to, all calculations, valuations and determinations made by either party, will be made in good faith and in a commercially reasonable manner.

(e)	Demands and Notices. All demands and notices made by a party under this Annex will be made as specified in the Notices Section of this Agreement, except as otherwise provided in Paragraph 13.

(f)
Specifications of Certain Matters.  Anything referred to in this Annex as being specified in Paragraph 13 also may be specified in one or more Confirmations or other documents and this Annex will be construed accordingly.

Paragraph 12.  Definitions

As used in this Annex:--

“Cash” means the lawful currency of the United States of America.

“Credit Support Amount” has the meaning specified in Paragraph 3.

“Custodian” has the meaning specified in Paragraphs 6(b)(i) and 13.

“Delivery Amount” has the meaning specified in Paragraph 3(a).

“Disputing Party” has the meaning specified in Paragraph 5.

“Distributions” means with respect to Posted Collateral other than Cash, all principal, interest and other payments and distributions of cash or other property with respect thereto, regardless of whether the Secured Party has disposed of that Posted Collateral under Paragraph 6(c).  Distributions will not include any item of property acquired by the Secured Party upon any disposition or liquidation of Posted Collateral or, with respect to any Posted Collateral in the form of Cash, any distributions on that collateral, unless otherwise specified herein.

“Eligible Collateral” means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

“Eligible Credit Support” means Eligible Collateral and Other Eligible Support.

“Exposure” means for any Valuation Date or other date for which Exposure is calculated and subject to Paragraph 5 in the case of a dispute, the amount, if any, that would be payable to a party that is the Secured Party by the other party (expressed as a positive number) or by a party that is the Secured Party to the other party (expressed as a negative number) pursuant to Section 6(e)(ii)(2)(A) of this Agreement as if all Transactions (or Swap Transactions) were being terminated as of the relevant Valuation Time; provided that Market Quotation will be determined by the Valuation Agent using its estimates at mid-market of the amounts that would be paid for Replacement Transactions (as that term is defined in the definition of “Market Quotation”).

“Independent Amount” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

“Interest Amount” means, with respect to an Interest Period, the aggregate sum of the amounts of interest calculated for each day in that Interest Period on the principal amount of Posted Collateral in the form of Cash held by the Secured Party on that day, determined by the Secured Party for each such day as follows:

(x)           the amount of that Cash on that day; multiplied by

(y)           the Interest Rate in effect for that day; divided by

(z)           360.

“Interest Period” means the period from (and including) the last Local Business Day on which an Interest Amount was Transferred (or, if no Interest Amount has yet been Transferred, the Local Business Day on which Posted Collateral in the form of Cash was Transferred to or received by the Secured Party) to (but excluding) the Local Business Day on which the current Interest Amount is to be Transferred.

“Interest Rate” means the rate specified in Paragraph 13.

“Local Business Day,” unless otherwise specified in Paragraph 13, has the meaning specified in the Definitions Section of this Agreement, except that references to a payment in clause (b) thereof will be deemed to include a Transfer under this Annex.

“Minimum Transfer Amount” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

“Notification Time” has the meaning specified in Paragraph 13.

“Obligations” means, with respect to a party, all present and future obligations of that party under this Agreement and any additional obligations specified for that party in Paragraph 13.

“Other Eligible Support” means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

“Other Posted Support” means all Other Eligible Support Transferred to the Secured Party that remains in effect for the benefit of that Secured Party.

“Pledgor” means either party, when that party (i) receives a demand for or is required to Transfer Eligible Credit Support under Paragraph 3(a) or (ii) has Transferred Eligible Credit Support under Paragraph 3(a).

“Posted Collateral” means all Eligible Collateral, other property, Distributions, and all proceeds thereof that have been Transferred to or received by the Secured Party under this Annex and not Transferred to the Pledgor pursuant to Paragraph 3(b), 4(d)(ii) or 6(d)(i) or released by the Secured Party under Paragraph 8.  Any Interest Amount or portion thereof not Transferred pursuant to Paragraph 6(d)(ii) will constitute Posted Collateral in the form of Cash.

“Posted Credit Support” means Posted Collateral and Other Posted Support.

“Recalculation Date” means the Valuation Date that gives rise to the dispute under Paragraph 5; provided, however, that if a subsequent Valuation Date occurs under Paragraph 3 prior to the resolution of the dispute, then the “Recalculation Date” means the most recent Valuation Date under Paragraph 3.

“Resolution Time” has the meaning specified in Paragraph 13.

“Return Amount” has the meaning specified in Paragraph 3(b).

“Secured Party” means either party, when that party (i) makes a demand for or is entitled to receive Eligible Credit Support under Paragraph 3(a) or (ii) holds or is deemed to hold Posted Credit Support.

“Specified Condition” means, with respect to a party, any event specified as such for that party in Paragraph 13.

“Substitute Credit Support” has the meaning specified in Paragraph 4(d)(i).

“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

“Threshold” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

“Transfer” means, with respect to any Eligible Credit Support, Posted Credit Support or Interest Amount, and in accordance with the instructions of the Secured Party, Pledgor or Custodian, as applicable:

(i)	in the case of Cash, payment or delivery by wire transfer into one or more bank accounts specified by the recipient;

(ii)
in the case of certificated securities that cannot be paid or delivered by book-entry, payment or delivery in appropriate physical form to the recipient or its account accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient;

(iii)
in the case of securities that can be paid or delivered by book-entry, the giving of written instructions to the relevant depository institution or other entity specified by the recipient, together with a written copy thereof to the recipient, sufficient if complied with to result in a legally effective transfer of the relevant interest to the recipient; and

(iv)	in the case of Other Eligible Support or Other Posted Support, as specified in Paragraph 13.

“Valuation Agent” has the meaning specified in Paragraph 13.

“Valuation Date” means each date specified in or otherwise determined pursuant to Paragraph 13.

“Valuation Percentage” means, for any item of Eligible Collateral, the percentage specified in Paragraph 13.

“Valuation Time” has the meaning specified in Paragraph 13.

“Value” means for any Valuation Date or other date for which Value is calculated and subject to Paragraph 5 in the case of a dispute, with respect to:

(i)	Eligible Collateral or Posted Collateral that is:

(A)           Cash, the amount thereof; and

(B)	a security, the bid price obtained by the Valuation Agent multiplied by the applicable Valuation Percentage, if any;

(ii)	Posted Collateral that consists of items that are not specified as Eligible Collateral, zero; and

(iii)	Other Eligible Support and Other Posted Support, as specified in Paragraph 13.

Paragraph 13.  Elections and Variables

(a)	Security Interest for “Obligations.” The term “Obligations” as used in this Annex includes no additional obligations with respect to Party A or Party B.

(b)         Credit Support Obligations.

(i)	“Delivery Amount” has the meaning specified in Paragraph 3(a), except that:

(A) the words “upon a demand made by the Secured Party on or promptly following a Valuation Date” shall be deleted and replaced with the words “not later than the close of business on each Valuation Date”;

(B)
the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.” shall be deleted in its entirety and replaced with the following:

“The “Delivery Amount” applicable to the Pledgor for any Valuation Date will equal the greater of:

(1)	the amount by which (a) the S&P Credit Support Amount for such Valuation Date exceeds (b) the Value as of such Valuation Date, of all Posted Credit Support held by the Secured Party; and

(2)
the amount by which (a) the Moody’s Credit Support Amount for such Valuation Date exceeds (b) the Value (determined using the Valuation Percentages set out in Exhibit I), as of such Valuation Date of all Posted Credit Support held by the Secured Party.”;

(C)
if, on any Valuation Date, the Delivery Amount equals or exceeds the Pledgor’s Minimum Transfer Amount, the Pledgor will Transfer to the Secured Party sufficient Eligible Credit Support to ensure that, immediately following such transfer, the Delivery Amount shall be zero.

(ii)	“Return Amount” has the meaning specified in Paragraph 3(b), except that:

(A)	the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Credit Support Amount.” shall be deleted in its entirety and replaced with the following:

“The “Return Amount” applicable to the Secured Party for any Valuation Date will equal the lesser of:

(1)	the amount by which (a) the Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party exceeds (b) the S&P Credit Support Amount for such Valuation Date; and

(2)
the amount by which (a) the Value (determined using the Valuation Percentages set out in Exhibit I), as of such Valuation Date, of all Posted Credit Support held by the Secured Party exceeds (b) the Moody’s Credit Support Amount for such Valuation Date.”

(B)	in no event shall the Secured Party be required to Transfer any Posted Credit Support under Paragraph 3(b) if, immediately following such Transfer, the Delivery Amount would be greater than zero.

(iii)              Eligible Collateral.  Exhibit I hereto lists the types of assets that will qualify as “Eligible Collateral” for purposes of the Moody’s Credit Support Amount.  Exhibit II hereto lists the types of assets that will qualify as “Eligible Collateral” for purposes of the S&P Credit Support Amount.

There shall be no “Other Eligible Support” for Party A for purposes of this Annex.

     (iv)              Thresholds.

(A)	“Independent Amount” means with respect to Party A: Not Applicable.
“Independent Amount” means with respect to Party B:  Not Applicable.

(B)
“S&P Threshold means with respect to Party A: Infinity; provided, however, that the S&P Threshold with respect to Party A shall be zero if (i) an S&P Collateralization Event has occurred and been continuing for at least 10 Local Business Days or since the date of this Annex or (ii) an S&P Substitution Event has occurred and has been continuing for at least 10 Local Business Days.

“Moody’s Threshold” means with respect to Party A: Infinity; provided, however, that the Moody’s Threshold with respect to Party A shall be zero if no Relevant Entity satisfies the Moody’s First Trigger Required Ratings and none has done so (x) for at least 30 Local Business Days or (y) since the date of this Annex.

“Threshold” means with respect to Party B:  Not Applicable.

“Minimum Transfer Amount” means USD50,000 with respect to each of Party A and Party B.

(C)	Rounding. The Delivery Amount will be rounded up and the Return Amount will be rounded down to the nearest integral multiple of USD10,000, respectively.

(c)	Valuation and Timing.

(i)
“Valuation Agent” means Party A; provided, however, that notwithstanding anything to the contrary set forth in this Annex, the Valuation Agent shall not be required to notify Party B of any of the Valuation Agent’s calculations of Value, Exposure, Delivery Amount or Return Amount under this Annex unless requested to do so (either verbally or in writing) by Party B in each instance.

(ii)	“Valuation Date” means: each Local Business Day.

(iii)           “Valuation Time” means:

[ ]	the close of business in the city of the Valuation Agent on the Valuation Date or date of calculation, as applicable;

[ X ]	the close of business on the Local Business Day before the Valuation Date or date of calculation, as applicable;

provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

(iv)          “Notification Time” means 1:00 p.m., New York time, on a Local Business Day.

(d)	Conditions Precedent. No event shall constitute a “Specified Condition.”

(e)	Substitution.

(i)
“Substitution Date” means the Local Business Day in New York on which the Secured Party is able to confirm irrevocable receipt of the Substitute Credit Support, provided that (x) such receipt is confirmed before 3:00 p.m. (New York time) on such Local Business Day in New York and (y) the Secured Party has received, before 1:00 p.m. (New York time) on the immediately preceding Local Business Day in New York, the notice of substitution described in Paragraph 4(d)(i).

(ii)	Consent. The Pledgor is not required to obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d).

(f)           Dispute Resolution.

(i)	“Resolution Time” means 1:00 p.m., New York time, on the Local Business Day following the date on which a notice is given that gives rise to a dispute under Paragraph 5.

(ii)             Alternative.  The provisions of Paragraph 5 will apply.

(g)       Holding and Using Posted Collateral.

(i)
Eligibility to Hold Posted Collateral; Custodians.  Party B and its Custodian will be entitled to hold Posted Collateral, as applicable, pursuant to Paragraph 6(b); provided that the following conditions applicable to each party are satisfied:

(A)           Party B, as the Secured Party, is not a Defaulting Party.

(B)
Party B hereby covenants and agrees that it will cause all Posted Collateral received from Party A to be held in one or more segregated trust accounts (each, a “Collateral Account”) maintained with a domestic office of a commercial bank, trust company or financial institution organized under the laws of the United States (or any state or a political subdivision thereof) having assets of at least

USD10 billion and a long-term debt or deposit rating of at least Baa2 from Moody’s and a short-term debt or deposit rating of at least A-1 from S&P (or, if such entity has no such short-term rating, a long-term debt or deposit rating of at least A+ from S&P) (a “Qualified Institution”).  The Secured Party may move the Collateral Accounts from one Qualified Institution to another upon reasonable notice to the Pledgor.  The Secured Party shall cause records to be kept of, and shall identify all items of Posted Collateral credited to, each Collateral Account and shall cause statements concerning the Posted Collateral transferred or delivered by the Pledgor to be sent to the Pledgor on request, which may not be made more frequently than once in each calendar month.

(ii)              Use of Posted Collateral.  The provisions of Paragraph 6(c) will not apply to Party B.

(h)           Distributions and Interest Amount.

(i)	The “Interest Rate” with respect to Eligible Collateral in the form of USD Cash, for any day, will be the rate that Party B actually earns and receives on the relevant Posted Collateral.

(ii)
The “Transfer of Interest Amount” will be made within 3 Local Business Days after the last Local Business Day of each calendar month; provided that Party B shall not be obligated to transfer to Party A any Interest Amount in excess of the amount of interest that Party B actually earns and receives on the relevant Posted Collateral.

(iii)          Alternative Interest Amount.  The provisions of Paragraph 6(d)(ii) will apply.

(iv)	Paragraph 12 is hereby amended by replacing the definition of “Interest Period” with the following:

“‘Interest Period’ means the period from (and including) the first day of each calendar month to (and including) the last day of each calendar month.”

(v)	The definition of “Posted Collateral” in Paragraph 12 is hereby amended by inserting the words “received by Party B and” after the words “Interest Amount or portion thereof.”

(i)           Additional Representations.  None.

(j)           Other Eligible Support and Other Posted Support.  Not Applicable.

(k)	Demands and Notices. All demands, specifications and notices made by a party to this Annex will be made to the following:

Party A:
Bank of America, N.A.
Sears Tower
233 South Wacker Drive, Suite 2800
Chicago, Illinois 60606-6306
Telephone No.:                                           (312) 234-3030
Facsimile:                           (312) 234-2731
Email:                           dg.collateral_derv_-_chicago@bankofamerica.com

Party B:
Banc of America Funding Corporation 2007-6 Supplemental Interest Trust
c/o Citibank, N.A.
388 Greenwich Street, 14th Floor
New York, New York 10013
Attention:   Structured Finance Agency and Trust - BAFC 2007-6
Facsimile:   (212) 816-5527
Telephone:  (212) 816-5693

(l)           Addresses for Transfers.

Party A:	Cash/Interest Payments: (USD Only) Bank of America, New York ABA 026009593 Account # 6550-619389 F/O Bank of America, Charlotte-Collateral

Eligible Collateral (other than cash): BK AMERICA NC/INV ABA # 053 000 196

Party B:	To be provided by Party B in writing in the notice to transfer.

(m)           Other Provisions.

(i)           This Credit Support Annex is a Security Agreement under the UCC.

(ii)           Paragraph 1(b) of this Annex is amended by deleting it and restating it in full as follows:

“(b)  Secured Party and Pledgor.  All references in this Annex to the “Secured Party” mean Party B, and all references in this Annex to the “Pledgor” mean Party A; provided, however, that if Other Posted Support is held by Party B, all references herein to the Secured Party with respect to that Other Posted Support will be to Party B as the beneficiary thereof and will not subject that support or Party B as the beneficiary thereof to provisions of law generally relating to security interests and secured parties.”

(iii)	Paragraph 2 of this Annex is amended by deleting the first sentence thereof and restating that sentence in full as follows:

“Party A, as the Pledgor, hereby pledges to Party B, as the Secured Party, as security for the Pledgor’s Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral Transferred to or received by the Secured Party hereunder.”

(iv)	Only Party A makes the representations contained in Paragraph 9 of this Annex.

(v)
Notwithstanding anything to the contrary in Paragraph 10(a) of this Annex, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in the maintenance of and any Transfer of Eligible Collateral.

(vi)	Paragraph 12 of this Annex is amended by deleting the definitions of “Pledgor,” “Secured Party” and “Value” and replacing them with the following:

“Pledgor” means Party A.

“Secured Party” means Party B.

“Value” for any Valuation Date or other date for which Value is calculated, subject to Paragraph 5 in the case of a dispute, will be calculated as follows:  for Cash, the U.S. dollar value thereof, and for each item of Eligible Collateral (except for Cash), an amount in U.S. dollars equal to (i) in the case of any calculation relating to the S&P Credit Support Amount, either (A) the bid price for such security quoted on such day by a principal market-maker for such security selected in good faith by the Secured Party or (B) the most recent publicly available bid price for such security as reported by a quotation service or in a medium selected in good faith and in a commercially reasonable manner by the Secured Party, or (ii) in the case of any calculation relating to the Moody’s Credit Support Amount, the product of (A) either (I) the bid price for such security quoted on such day by a principal market-maker for such security selected in good faith by the Secured Party or (II) the most recent publicly available bid price for such security as reported by a quotation service or in a medium selected in good faith and in a commercially reasonable manner by the Secured Party, and (B) the applicable Valuation Percentage listed for such security in Exhibit I hereto.  For the avoidance of doubt, if (i) a General Ratings Event or an S&P Ratings Event has occurred, any Posted Collateral that consists of an item not specified in Exhibit II shall for purposes of the S&P Credit Support Amount be assigned a Value of zero (0), and (ii) a General Ratings Event or a Moody’s Ratings Event has occurred, any Posted Collateral that consists of an item not specified in Exhibit I shall for purposes of the Moody’s Credit Support Amount be assigned a Value of zero (0).

(vii)           Paragraph 12 is hereby further amended by adding the following definitions (each in the correct alphabetical order):

“Adjusted Party B Exposure” means, on any Valuation Date, either (i) the Exposure of Party B on such Valuation Date (if such Exposure is a positive number), or (ii) zero (0)  (if such Exposure is a negative number or zero (0)).

“Exposure” has the meaning specified in Paragraph 12, except that (i) after the word “Agreement” the words “(assuming, for this purpose only, that Part 1(l) of the Schedule is deleted)” shall be inserted and (ii) at the end of the definition of “Exposure,” the words “without assuming that the terms of such Replacement Transactions are materially less beneficial for Party B than the terms of this Agreement” shall be added.

“General Ratings Event” means that there shall have occurred and are continuing both a Moody’s Ratings Event and an S&P Ratings Event.

“Moody’s” means Moody’s Investors Service, Inc., or any successor to the rating business of such entity.

“Moody’s Credit Support Amount” means the greater of the Moody’s First Trigger Credit Support Amount or the Moody's Second Trigger Credit Support Amount.

“Moody’s Ratings Event” means the occurrence of any Moody’s First Trigger Event or Moody's Second Trigger Event.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating business of such entity.”

“S&P Credit Support Amount” means for (x) any Valuation Date on which an S&P Collateralization Event has occurred and been continuing for either (i) at least 10 Local Business Days, or (ii) since the date of this Annex, the excess (if any) of (I) the product of (A) the Adjusted Party B Exposure and (B) the Standard OC Percentage over (II) the S&P Threshold for Party A on such Valuation Date, (y) any Valuation Date on which an S&P Substitution Event has occurred and been continuing for at least 10 Local Business Days, the excess (if any) of (i) the product of (A) the Adjusted Party B Exposure, (B) 1.25, and (C) the Stressed OC Percentage over (ii) the S&P Threshold for Party A on such Valuation Date, or (z) any other Valuation Date, zero.

“S&P Ratings Event” means the occurrence of any S&P Collateralization Event or S&P Substitution Event.

“Standard OC Percentage” means, in relation to any asset (including Cash) that Party A posts under this Annex in connection with an S&P Collateralization Event, the “Overcollateralization Percentage” specified for that asset in Exhibit II hereto; provided that if Party A posts under this Annex assets that are subject to different “Overcollateralization Percentages” (because they fall into different asset categories and/or have differing remaining terms to maturity), the “Overcollateralization Percentage” shall be determined as the weighted average of the “Overcollateralization Percentages” applicable to each item of Eligible Collateral that is so posted.

“Stressed OC Percentage” means, in relation to any asset (including Cash) that Party A posts under this Annex in connection with an S&P Substitution Event, the product of (i) 1.25, and (ii) the "Overcollateralization Percentage" specified for that asset in Exhibit II hereto; provided that if Party A posts under this Annex assets that are subject to different “Overcollateralization Percentages” (because they fall into different asset categories and/or have differing remaining terms to maturity), the “Overcollateralization Percentage” shall be determined as the weighted average of the “Overcollateralization Percentages” applicable to each item of Eligible Collateral that is so posted.

(viii)           Paragraph 7(iii) of this Annex shall not apply to Party B.

(n)           Ratings Criteria.

“Moody’s First Trigger Credit Support Amount” means, for any Valuation Date, the excess, if any, of

(I)	(A)	for any Valuation Date on which (I) no Moody’s Second Trigger Event has occurred and is continuing or (II) a Moody’s Second Trigger Event has occurred but has been continuing for less than 30 consecutive Local Business Days, an amount equal to the greater of (a) zero and (b) the sum of the Secured Party’s aggregate Exposure for all Transactions and the aggregate of the Moody’s Additional Collateralized Amounts for each Transaction.

For the purposes of this definition, the “Moody’s Additional Collateralized Amount” with respect to any Transaction shall mean the product of the applicable Moody’s First Trigger Factor set forth in Table A of Exhibit III and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date; or

(B)	for any other Valuation Date, zero, over

(II)	the Moody’s Threshold for Party A for such Valuation Date.

“Moody’s Second Trigger Credit Support Amount” means, for any Valuation Date, the excess, if any, of

(I)	(A)
for any Valuation Date on which a Moody’s Second Trigger Event has occurred and has been continuing for at least 30 consecutive Local Business Days, an amount equal to the greatest of (a) zero, (b) the aggregate amount of the Next Payments (with the amount of any Next Payments whose amounts have not already been fixed being determined based on the rates prevailing on such Valuation Date) for all Next Payment Dates and (c) the sum of the Secured Party’s aggregate Exposure and the aggregate of the Moody’s Additional Collateralized Amounts for each Transaction.

For the purposes of this definition, the “Moody’s Additional Collateralized Amount” with respect to any Transaction shall mean:

if such Transaction is not a Transaction-Specific Hedge,

the product of the applicable Moody’s Second Trigger Factor set forth in Table B of Exhibit III and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date; or

if such Transaction is a Transaction-Specific Hedge,

the product of the applicable Moody’s Second Trigger Factor set forth in Table C of Exhibit III and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date; or

(B)	for any other Valuation Date, zero, over

(II)	the Moody’s Threshold for Party A for such Valuation Date.

“Next Payment” means, in respect of each Next Payment Date, the greater of (i) the amount of any payments due to be made by Party A under Section 2(a) on such Next Payment Date less any payments due to be made by Party B under Section 2(a) on such Next Payment Date (in each case, after giving effect to any applicable netting under Section 2(c)) and (ii) zero.

“Next Payment Date” means each date on which the next scheduled payment under any Transaction is due to be paid.

“Transaction-Specific Hedge” means any Transaction that is a cap, floor or swaption, or a Transaction in respect of which (x) the notional amount of the swap is balance guaranteed” or (y) the notional amount of the swap for any Calculation Period otherwise is not a specific dollar amount that is fixed at the inception of the Transaction.

EXHIBIT I
Moody’s Eligible Collateral and Valuation Percentages*
(USD-Denominated Liabilities)

	Moody's First Trigger Event	Moody's Second Trigger Event

(A) U.S. Dollar Cash.	100%	100%

(B) U.S. Treasury Securities: negotiable debt obligations issued by the U.S. Treasury Department ("Treasuries") having a fixed rate and a remaining maturity of 1 year or less.	100%	100%

(C) Treasuries having a fixed and a remaining maturity of greater than 1 year but not more than 10 years.	100%	99% (1-2 yr) 98% (2-3 yr) 97% (3-5 yr) 96% (5-7 yr) 94% (7-10 yr)

(D) Treasuries having a fixed rate and a remaining maturity of greater than 10 years.	100%	90% (10-20 yr) 88% (>20 yr)

(E) Treasuries having a floating rate.	100%	99%

(F) Agency Securities: negotiable debt obligations of the Federal National Mortgage Association (FNMA), Federal Home Loan Mortgage Corporation (FHLMC), Federal Home Loan Banks (FHLB), Federal Farm Credit Banks (FFCB), Student Loan Marketing Association (SLMA) or Tennessee Valley Authority (TVA) (collectively, "Agency Securities") having a fixed rate and a remaining maturity of (i) 1 year or less (Moody's) or (ii) less than one year (S&P).	100%	99%

(G) Agency Securities having a fixed rate and a remaining maturity of (i) greater than 1 year (Moody's) or (ii) at least one year (S&P), but in each case not more than 5 years.	100%	99% (1-2 yr) 98% (2-3 yr) 96% (3-5 yr)

(H) Agency Securities having a fixed rate and a remaining maturity of greater than 5 years but not more than 10 years.	100%	93%

(I) Agency Securities having a fixed rate and a remaining maturity of greater than 10 years but not more than 30 years.	100%	89% (10-20 yr) 87% (>20 yr)

(J) Agency Securities having a floating rate.	100%	98%

(K) Other.	0%	0%

* The Valuation Percentage for each item of Eligible Collateral shall  (i) if a Moody's First Trigger Event (but not a Moody’s Second Trigger Event) has occurred and is continuing or a Moody’s Second Trigger Event has occurred but has been continuing for less than 30 Local Business Days, equal the applicable percentage specified  under “Moody’s First Trigger Event,” and (ii) if a Moody’s Second Trigger Event has occurred and has been continuing for at least 30 Local Business Days, equal the applicable percentage specified under “Moody’s Second Trigger Event.”  All classes of Eligible Collateral shall be USD-denominated.  Also, the Valuation Percentage for any asset whose remaining maturity is a whole number of years shall (if applicable) be the lower of the Valuation Percentages which, under the Moody’s Second Trigger Event column, may be assigned to assets of the relevant type having such remaining maturity.

EXHIBIT II
S&P Eligible Collateral and Overcollateralization Percentages
(USD-Denominated Liabilities)

Category	Overcollateralization Percentages*

USD Cash	100%

(1) U.S. treasuries (current coupon, constant maturity), 'AAA' U.S. agencies, 'AAA' covered bonds (floating), 'AAA' sovereign bonds (floating), 'AAA', 'AA' credit card ABS (floating), 'AAA', 'AA' auto ABS (floating), and 'AAA' U.S. student loan ABS (floating)
102% <5 yrs 108% 5 – 10 yrs

(2) 'AAA' covered bonds (fixed), 'AAA' sovereign bonds (fixed), 'A' credit card ABS (floating), 'A' auto ABS (floating), 'AAA' CMBS (floating), 'AAA' CDO (floating) 'AA', 'A' U.S. student loan ABS (floating), and 'AAA, 'AA' corporate bonds (fixed or floating)
105% <5 yrs 115% 5 – 10 yrs

(3) 'BBB' credit card ABS (floating), 'BBB' auto ABS(floating), AA', 'A' CDO (floating), 'BBB' U.S. student loan ABS (floating), and 'A' corporate bonds (fixed or floating)	125% <5 yrs 140% 5 – 10 yrs

* Party A shall observe the following guidelines in applying the Overcollateralization Percentages in this Exhibit II:

•	All collateral shall be marked to market on each Local Business Day.

•	All collateral shall be USD-denominated.

•	“Floating” refers to floating-rate bonds, and “fixed” refers to fixed-rate bonds.

•	“Corporate bonds” includes both U.S. and European corporate bond issuances.

•	The structured finance assets listed herein include Australian, Asian, European and U.S. issuances.

•	“Yrs” refers to an asset’s weighted-average life which is its duration-adjusted expected (or stated) maturity.

•	Any asset not listed in this Exhibit II will not constitute Eligible Collateral for purposes of the S&P Credit Support Amount.

EXHIBIT III
Tables A, B and C for use in Calculating the Moody’s Credit Support Amount

TABLE A

Weighted Average Life of Hedge in Years	Moody’s First Trigger Factors for single currency hedges	Moody’s First Trigger Factors for cross-currency hedges
1 year or less	0.15%	1.10%
Greater than 1 year but not more than 2 years	0.30%	1.20%
Greater than 2 years but not more than 3 years	0.40%	1.30%
Greater than 3 years but not more than 4 years	0.60%	1.40%
Greater than 4 years but not more than 5 years	0.70%	1.50%
Greater than 5 years but not more than 6 years	0.80%	1.60%
Greater than 6 years but not more than 7 years	1.00%	1.60%
Greater than 7 years but not more than 8 years	1.10%	1.70%
Greater than 8 years but not more than 9 years	1.20%	1.80%
Greater than 9 years but not more than 10 years	1.30%	1.90%
Greater than 10 years but not more than 11 years	1.40%	1.90%
Greater than 11 years but not more than 12 years	1.50%	2.00%
Greater than 12 years but not more than 13 years	1.60%	2.10%
Greater than 13 years but not more than 14 years	1.70%	2.10%
Greater than 14 years but not more than 15 years	1.80%	2.20%
Greater than 15 years but not more than 16 years	1.90%	2.30%
Greater than 16 years but not more than 17 years	2.00%	2.30%
Greater than 17 years but not more than 18 years	2.00%	2.40%
Greater than 18 years but not more than 19 years	2.00%	2.40%
Greater than 19 years but not more than 20 years	2.00%	2.50%
Greater than 20 years but not more than 21 years	2.00%	2.50%
Greater than 21 years but not more than 22 years	2.00%	2.50%
Greater than 22 years but not more than 23 years	2.00%	2.50%

Greater than 23 years but not more than 24 years	2.00%	2.50%
Greater than 24 years but not more than 25 years	2.00%	2.50%
Greater than 25 years but not more than 26 years	2.00%	2.50%
Greater than 26 years but not more than 27 years	2.00%	2.50%
Greater than 27 years but not more than 28 years	2.00%	2.50%
Greater than 28 years but not more than 29 years	2.00%	2.50%
30 years or more	2.00%	2.50%

TABLE B

Weighted Average Life of Hedge in Years	Moody’s Second Trigger Factors for single currency hedges that are not Transaction-Specific Hedges	Moody’s Second Trigger Factors for cross-currency hedges that are not Transaction-Specific Hedges
1 year or less	0.50%	6.10%
Greater than 1 year but not more than 2 years	1.00%	6.30%
Greater than 2 years but not more than 3 years	1.50%	6.40%
Greater than 3 years but not more than 4 years	1.90%	6.60%
Greater than 4 years but not more than 5 years	2.40%	6.70%
Greater than 5 years but not more than 6 years	2.80%	6.80%
Greater than 6 years but not more than 7 years	3.20%	7.00%
Greater than 7 years but not more than 8 years	3.60%	7.10%
Greater than 8 years but not more than 9 years	4.00%	7.20%
Greater than 9 years but not more than 10 years	4.40%	7.30%
Greater than 10 years but not more than 11 years	4.70%	7.40%
Greater than 11 years but not more than 12 years	5.00%	7.50%
Greater than 12 years but not more than 13 years	5.40%	7.60%
Greater than 13 years but not more than 14 years	5.70%	7.70%

Greater than 14 years but not more than 15 years	6.00%	7.80%
Greater than 15 years but not more than 16 years	6.30%	7.90%
Greater than 16 years but not more than 17 years	6.60%	8.00%
Greater than 17 years but not more than 18 years	6.90%	8.10%
Greater than 18 years but not more than 19 years	7.20%	8.20%
Greater than 19 years but not more than 20 years	7.50%	8.20%
Greater than 20 years but not more than 21 years	7.80%	8.30%
Greater than 21 years but not more than 22 years	8.00%	8.40%
Greater than 22 years but not more than 23 years	8.00%	8.50%
Greater than 23 years but not more than 24 years	8.00%	8.60%
Greater than 24 years but not more than 25 years	8.00%	8.60%
Greater than 25 years but not more than 26 years	8.00%	8.70%
Greater than 26 years but not more than 27 years	8.00%	8.80%
Greater than 27 years but not more than 28 years	8.00%	8.80%
Greater than 28 years but not more than 29 years	8.00%	8.90%
30 years or more	8.00%	9.00%

TABLE C

Weighted Average Life of Hedge in Years	Moody’s Second Trigger Factors for single currency hedges that are Transaction-Specific Hedges	Moody’s Second Trigger Factors for cross-currency hedges that are Transaction-Specific Hedges
1 year or less	0.65%	6.30%
Greater than 1 year but not more than 2 years	1.30%	6.60%
Greater than 2 years but not more than 3 years	1.90%	6.90%
Greater than 3 years but not more than 4 years	2.50%	7.10%

Greater than 4 years but not more than 5 years	3.10%	7.40%
Greater than 5 years but not more than 6 years	3.60%	7.70%
Greater than 6 years but not more than 7 years	4.20%	7.90%
Greater than 7 years but not more than 8 years	4.70%	8.20%
Greater than 8 years but not more than 9 years	5.20%	8.40%
Greater than 9 years but not more than 10 years	5.70%	8.60%
Greater than 10 years but not more than 11 years	6.10%	8.80%
Greater than 11 years but not more than 12 years	6.50%	9.00%
Greater than 12 years but not more than 13 years	7.00%	9.20%
Greater than 13 years but not more than 14 years	7.40%	9.40%
Greater than 14 years but not more than 15 years	7.80%	9.60%
Greater than 15 years but not more than 16 years	8.20%	9.80%
Greater than 16 years but not more than 17 years	8.60%	10.00%
Greater than 17 years but not more than 18 years	9.00%	10.10%
Greater than 18 years but not more than 19 years	9.40%	10.30%
Greater than 19 years but not more than 20 years	9.70%	10.50%
Greater than 20 years but not more than 21 years	10.00%	10.70%
Greater than 21 years but not more than 22 years	10.00%	10.80%
Greater than 22 years but not more than 23 years	10.00%	11.00%
Greater than 23 years but not more than 24 years	10.00%	11.00%
Greater than 24 years but not more than 25 years	10.00%	11.00%
Greater than 25 years but not more than 26 years	10.00%	11.00%
Greater than 26 years but not more than 27 years	10.00%	11.00%
Greater than 27 years but not more than 28 years	10.00%	11.00%
Greater than 28 years but not more than 29 years	10.00%	11.00%
30 years or more	10.00%	11.00%

Accepted and agreed:

BANK OF AMERICA, N.A. By:__________________________________ Name: Title: Date:
BANC OF AMERICA FUNDING CORPORATION 2007-6 SUPPLEMENTAL INTEREST TRUST, BY CITIBANK, N.A., NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS SUPPLEMENTAL INTEREST TRUST TRUSTEE

By:____________________________________
Name:
Title:
Date: